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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Bally Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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6601 South Bermuda Road
Las Vegas, Nevada 89119

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD FEBRUARY 22, 2008

To the Stockholders:

        NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Stockholders (the "Meeting") of Bally Technologies, Inc. (the "Company" or "Bally") will be held at Bally's principal executive offices, 6601 South Bermuda Road, Las Vegas, Nevada 89119, on Friday, February 22, 2008, at 11:00 a.m., local time, for the following purposes:

1.
To elect two directors for terms of three years each;

2.
To approve the Bally Technologies, Inc. 2008 Employee Stock Purchase Plan;

3.
To approve an amendment to the Company's Amended and Restated 2001 Long Term Incentive Plan, as amended, to increase the number of shares of Bally common stock issuable thereunder by 1,500,000 shares;

4.
To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2008; and

5.
To consider such other matters that may properly be before the meeting.

        The Board of Directors has fixed the close of business on December 31, 2007, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Meeting or any adjournment(s) or postponement(s) thereof.

        We hope that you are able to attend the Meeting, but, in any event, please sign, date and return promptly the enclosed proxy card in the envelope provided so that your shares of Bally common stock may be voted at the Meeting.

By Order of the Board of Directors

Mark Lerner Senior Vice President, General Counsel and Secretary

Las Vegas, Nevada
January 14, 2008

BALLY TECHNOLOGIES, INC.

PROXY STATEMENT

INTRODUCTION

General

        The enclosed proxy is solicited by the Board of Directors of Bally Technologies, Inc. ("we," "us," the "Company," or "Bally") on behalf of the Company in connection with the 2007 Annual Meeting of Stockholders of the Company (the "Meeting") to be held at 11:00 a.m., local time, at the Company's principal executive offices, 6601 South Bermuda Road, Las Vegas, Nevada 89119, on Friday, February 22, 2008, and any adjournment(s) or postponement(s) thereof. At the Meeting, stockholders will be asked to vote on the following matters:

1.
To elect two directors for terms of three years each;

2.
To approve the Bally Technologies, Inc. 2008 Employee Stock Purchase Plan;

3.
To approve an amendment to the Company's Amended and Restated 2001 Long Term Incentive Plan, as amended, to increase the number of shares of Bally common stock issuable thereunder by 1,500,000 shares;

4.
To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2008; and

5.
To consider such other matters that may properly be before the meeting.

        This Proxy Statement and accompanying proxy card were first mailed to stockholders on or about January 16, 2008.

        The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others forwarding the solicitation materials to beneficial owners of shares of the Company's common stock. In addition to the use of the mail, directors, officers, employees and certain stockholders of the Company, none of whom will receive additional compensation therefor, may solicit proxies on behalf of the Company personally, by telephone or by facsimile transmission. The Company will also employ Innisfree M&A Incorporated to assist in soliciting proxies for a fee of $20,000, plus-out-of pocket expenses. The Company has also engaged Mark Lipparelli, a former officer of the Company, to act as a consultant with respect to, among other things, the solicitation of proxies in connection with the Meeting. Mr. Lipparelli will be compensated on an hourly basis with expected fees of $12,000.

        The Company's principal executive offices are located at 6601 South Bermuda Road, Las Vegas, Nevada 89119, telephone (702) 584-7700.

Proxies

        All shares of Company common stock represented by the accompanying proxy card will be voted as specified by you if the proxy card is properly executed and returned. If no contrary instructions are given, such shares will be voted to elect the two director nominees named herein for terms of three years each, to approve the Bally Technologies, Inc. 2008 Employee Stock Purchase Plan, to approve the amendment to the Company's Amended and Restated 2001 Long Term Incentive Plan, as amended, to increase the number of shares of common stock issuable thereunder by 1,500,000 shares and to ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending June 30, 2008. Stockholders have the power to revoke a proxy at any time before it has been voted by filing with the Corporate Secretary of the Company an instrument revoking such proxy, by submitting a substitute proxy bearing a later date or by voting in person at the Meeting.

Number of Shares of Common Stock Outstanding and Voting

        Only stockholders of record of shares of Company common stock at the close of business on December 31, 2007, the record date for the Meeting fixed by the Board of Directors, are entitled to receive notice of and to vote at the Meeting. On that date, there were 54,662,467 shares of common stock outstanding and entitled to vote at the Meeting, each of which is entitled to one vote per share.

Transaction of Business

        A majority of the outstanding shares of common stock as of the record date must be present at the Meeting in order to hold the Meeting and conduct business. This is called a "quorum." A stockholder's shares are counted as present at the Meeting if the stockholder is present at the Meeting and votes in person, a proxy card has been properly submitted by the stockholder or on the stockholder's behalf, or in certain limited circumstances the stockholder has voted on the Internet or by telephone. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

        "Broker non-votes" are shares of common stock held by brokers or nominees over which the broker or nominee lacks discretionary power to vote and for which the broker or nominee has not received specific voting instructions from the beneficial owner. Shares of common stock that reflect "broker non-votes" are treated as shares that are present and entitled to vote for the purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker or nominee does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter, even though the shares of common stock are considered entitled to vote for the purposes of determining a quorum and may be entitled to vote on other matters.

Treatment of Votes for each Proposal

        Directors are elected by a plurality of the votes cast. This means that the two individuals nominated for election to the Board of Directors who receive the most "FOR" votes will be elected. Abstentions are not counted for purposes of election of directors

        To be adopted, Proposals 2 and 3 must receive the affirmative vote of a majority of the shares of common stock present in person or by proxy at the Meeting and entitled to vote. Abstentions have the effect of negative votes. "Broker non-votes" will not be taken into account in determining the outcome of the adoption of these proposals.

        To be adopted, Proposal 4 must receive the affirmative vote of a majority of the shares of common stock present in person or by proxy at the Meeting and entitled to vote. Abstentions have the effect of negative votes.

Important Notice Regarding Availability of Proxy Materials for the Stockholder Meeting
to be Held on February 22, 2008. The proxy statement and annual report to security holders are available at www.ballytech.com/2007proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of December 31, 2007, with respect to the beneficial ownership of the Company's common stock, which constitutes the Company's only outstanding class of voting securities, by (i) each person who, to the Company's knowledge based on a review of filings with the Securities and Exchange Commission (the "SEC"), beneficially owned more than 5% of the outstanding shares of common stock, (ii) each director and nominee for director, (iii) the Named Executive Officers (as defined under "2007 Summary Compensation Table"), and (iv) all of the Company's executive officers and directors as a group. Except as indicated, beneficial ownership includes the sole power to vote and to dispose of the securities in question. The mailing address for each of the beneficial owners listed below is c/o Bally Technologies, Inc., 6601 South Bermuda Road, Las Vegas, Nevada 89119, unless noted otherwise.

Beneficial Owner	Amount of Beneficial Ownership	Percent of Class
Greater than 5% Beneficial Owners
Columbia Wanger Asset Management LP(1)	3,905,000	6.66%
Alfred Wilms(2)	3,729,324	6.36%
Directors
Jacques André(3)	380,741	*
Robert Guido(4)	60,277	*
David Robbins(5)	643,603	1.10%
Kevin Verner(6)	330,950	*
Named Executive Officers
Richard Haddrill(7)	1,841,858	3.14%
Robert Caller(8)	72,461	*
Michael Gavin Isaacs(9)	97,500	*
Robert Luciano(10)	1,779,260	3.04%
Ramesh Srinivasan(11)	224,172	*
All executive officers and directors as a group(12)	5,619,233	9.59%

    *
    Less than 1%

    (1)
    Columbia Wanger Asset Management LP's address is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606. Information with respect to Columbia Wanger Asset Management LP is based solely on a review of the Schedule 13G/A filed by Columbia Wanger Asset Management LP on January 9, 2007.

    (2)
    Mr. Wilms' mailing address is 2, St. Jansvliet, bus 6-2000 Antwerp, Belgium. Information with respect to Mr. Wilms is based solely on a review of the Schedule 13D filed by Mr. Wilms on January 6, 2004.

    (3)
    Includes 41,783 shares of common stock owned and 338,958 shares of common stock subject to options that are currently exercisable or will become exercisable within 60 days.

    (4)
    Includes 5,355 shares of common stock owned and 54,922 shares of common stock subject to options that are currently exercisable or will become exercisable within 60 days.

    (5)
    Includes 165,645 shares of common stock owned and 477,958 shares of common stock subject to options that are currently exercisable or will become exercisable within 60 days. Excludes 25,714 shares of common stock held by a trust for the benefit of Mr. Robbins's children for which Mr. Robbins does not act as a trustee, and for which shares Mr. Robbins has no voting or investment control or pecuniary interest and therefore disclaims beneficial ownership.

    (6)
    Includes 19,136 shares of common stock owned and 311,814 shares of common stock subject to options that are currently exercisable or will become exercisable within 60 days.

    (7)
    Includes 161,654 shares of common stock owned, 533,537 restricted stock units ("RSUs") that have vested or will vest within 60 days and 1,146,667 shares of common stock subject to options that are currently exercisable or will become exercisable within 60 days.

    (8)
    Includes 2,461 shares of common stock owned and 70,000 shares of common stock subject to options that are currently exercisable or will become exercisable within 60 days.

    (9)
    Includes 60,000 shares of common stock owned and 37,500 shares of common stock subject to options that are currently exercisable or will become exercisable within 60 days.

    (10)
    Includes 1,179,260 shares of common stock owned and 600,000 shares of common stock subject to options that are currently exercisable or will become exercisable within 60 days.

    (11)
    Includes 29,172 shares of common stock owned and 195,000 shares of common stock subject to options that are currently exercisable or will become exercisable within 60 days.

    (12)
    Includes 1,674,958 shares of common stock owned, 533,537 RSUs that have vested or will vest within 60 days and 3,410,738 shares of common stock subject to options that are currently exercisable or will become exercisable within 60 days.

Proposal No. 1:

ELECTION OF DIRECTORS

        Stockholders will be asked to elect two directors to serve on the Board of Directors at the Meeting. The Company's bylaws provide that the Board of Directors shall consist of no fewer than three nor more than nine directors, with the exact number to be fixed by the Board of Directors. The Board of Directors has fixed the number of directors at five, two of whom will be elected at the Meeting. The Company's bylaws divide the Board of Directors into three classes as nearly equal in number as possible, with the three-year terms of office of each class ending in different years.

        Jacques André and Richard Haddrill have been nominated to serve as directors for terms of three years, each to serve until his respective successor has been elected and has qualified. Each nominee has indicated his willingness to serve, if elected. No stockholder nominations for director were received in connection with the Meeting.

        Proxies cannot be voted for a greater number of persons than the number of nominees named. If a stockholder signs and returns the accompanying proxy card, the stockholder's shares will be voted for the election of the two nominees recommended by the Board of Directors, unless the stockholder marks the proxy card in such a manner as to withhold authority to vote for one or both nominees. If any nominee for any reason is unable to serve or will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. The Company is not aware of any nominee who will be unable to or will not serve as a director.

        The following table sets forth certain information with respect to the two nominees and each other director of the Company whose term of office does not expire at the Meeting. For further information about the members of the Board of Directors, their business experience, and other pertinent information, please see "—Directors, Executive Officers and Other Significant Employees" below.

Nominees for Director	Age	Director Since	Term Expires
Jacques André	70	1996	2007 Annual Meeting of Stockholders
Richard Haddrill	54	2003	2007 Annual Meeting of Stockholders
Continuing Directors	Age	Director Since	Term Expires
Kevin Verner	49	2001	2008 Annual Meeting of Stockholders
Robert Guido	61	2006	2008 Annual Meeting of Stockholders
David Robbins	48	1997	2009 Annual Meeting of Stockholders

The Board of Directors recommends that stockholders vote "FOR" Messrs. André and Haddrill.

Directors, Executive Officers and Other Significant Employees

        The following sets forth information about the members of the Board of Directors, certain of the Company's executive officers and certain significant employees and their business experience, and other pertinent information.

        Richard Haddrill.    Mr. Haddrill became a director in April 2003 and, effective October 1, 2004, was appointed Chief Executive Officer. Prior to becoming the Company's CEO, Mr. Haddrill most recently served as CEO and as a member of the board of directors of Manhattan Associates, Inc., a global leader in software solutions to the supply chain industry. He continued to serve as Vice Chairman of the board of Manhattan Associates until May 2006. Mr. Haddrill also served as President and CEO for Powerhouse Technologies, Inc., a technology and gaming company, from September 1996 to June 1999, when Powerhouse was acquired by Anchor Gaming. Mr. Haddrill currently serves on the board of directors of TrueDemand Software, Inc. Mr. Haddrill previously served on the boards of directors of Danka Business Products, a digital imaging systems products provider and services producer from June 2002 to October 2004, and Outlooksoft, a provider of corporate performance management solutions from May 2003 to June 2005.

        Robert C. Caller.    Mr. Caller, age 57, joined Bally as Executive Vice President, Chief Financial Officer and Treasurer in April 2006. From 1983 to 2006, he was a partner at Ernst & Young ("E&Y"), most recently working in the Denver office, where he served several publicly held companies as well as several companies involved in the gaming industry. He started his career with E&Y in the Houston office in 1972, and was the managing partner of E&Y's Albuquerque office from 1990 to 1991 before transferring to the Denver office.

        Michael Gavin Isaacs.    Mr. Isaacs, age 43, joined Bally as Executive Vice President and Chief Operating Officer on September 1, 2006. From 1999 to 2006, Mr. Isaacs worked for Aristocrat Leisure Limited, a gaming equipment and systems company. During his tenure with Aristocrat, he served in key management positions, including General Manager, Global Marketing and Business Development, and Managing Director, Europe. In March 2003, he was named to the position of Americas President. Before joining Aristocrat, Mr. Isaacs was a partner with the Australia law firm Phillips Fox. Mr. Isaacs is a trustee of the International Association of Gaming Attorneys.

        David Robbins.    Mr. Robbins rejoined Bally as a director and Chairman of the Board in December 1997. Mr. Robbins previously served as a director from July 1994 to September 1997 and as the Chairman of the Board from February 1997 to September 1997. From 1984 to 2004, he practiced corporate, securities and real estate law as an associate and then partner at various law firms. Mr. Robbins was also licensed as a certified public accountant (inactive status) in the state of New York. Since January 1996, Mr. Robbins has co-managed private equity investments in the health care and real estate fields. He serves on the boards or steering committees of Columbia University Medical Center's Science and Technology Council, the McCarton Foundation, NYU Comprehensive Epilepsy Center and various private companies in which the heath care fund that he co-manages has made investments.

        Jacques André.    Mr. André became a director in August 1996. Mr. André previously served as a Vice President of A.T. Kearney Executive Search, a global management consulting firm, from October 2002 to his retirement in February 2005. From 1975 to 2002, Mr. André was a partner and from 1980 to 2002 he was a member of the board of directors of Ray & Berndtson, Inc., an international executive search firm. From 1997 to 2003, Mr. André served as a member of the board of directors for the Association of Executive Search Consultants.

        Robert Guido.    Mr. Guido became a director in December 2006. Mr. Guido retired from E&Y where he was Vice Chair and Chief Executive Officer of E&Y's Assurance and Advisory Practice. In this role, he was responsible for overall business strategy and had significant dealings with both the Securities and Exchange Commission and Public Company Accounting Oversight Board on behalf of the firm. During his 38-year career at E&Y, Mr. Guido also co-chaired the firm's global client steering committee and served as a senior advisory or engagement partner to numerous global companies. Since April of 2007, Mr. Guido has served as a member of the board of directors of Commercial Metals Company, a manufacturer, recycler and distributor of steel and metal products globally. Since May of 2007, Mr. Guido has also been a member of the Board of Trustees and chairman of the audit committee of Siena College, a liberal arts college near Albany, NY.

        Kevin Verner.    Mr. Verner became a director in April 2001. From 1997 to 2000, Mr. Verner held various positions with WMS Industries, Inc., a gaming equipment company, the last of which was Chief Operating Officer. Prior to his employment at WMS, Mr. Verner was Vice President of New Business Development at R.J. Reynolds Tobacco Co., where he held various marketing and senior management positions for sixteen years. Since 2000, Mr. Verner has been a consultant and provides interim management to early-stage companies, including financial planning, securing seed funding, management recruitment and development of operating budgets, and pro forma financial projections. Mr. Verner is also a CEO advisor for the Chicago-based venture fund Alpha Capital Fund III, and provides consultation on enterprise valuation and due diligence for consumer products investments.

        Mark Lerner.    Mr. Lerner, age 58, joined Bally in December 1996 as Assistant General Counsel and was appointed General Counsel in 2000. Mr. Lerner has practiced law since 1980. Over the course of his career, Mr. Lerner has served as a deputy attorney general for the Nevada Gaming Commission and State of Nevada Gaming Control Board, general counsel to Becker Gaming, Inc., a Las Vegas gaming company, and, from 1987 to 1994, an attorney at Jones, Jones, Close & Brown (now Jones Vargas), a Las Vegas commercial and litigation law firm.

        Robert Luciano.    Mr. Luciano, age 49, joined Bally in March 2004 in connection with the Company's acquisition of Sierra Design Group ("SDG") and became the Company's Chief Technology Officer on October 1, 2004. Mr. Luciano founded SDG in 1996 as a research, development and consulting company focusing on the gaming industry. Prior to founding SDG, Mr. Luciano was employed by IGT in the position of Vice President of Advanced Engineering. Prior to joining IGT, Mr. Luciano held several engineering positions with a variety of companies including Soabar, a division of Avery International, and Mobil Oil Corporation.

        Ramesh Srinivasan.    Mr. Srinivasan, age 47, joined Bally in March 2005 as Executive Vice President of Bally Systems. Mr. Srinivasan is responsible for the Company's worldwide Systems business including sales, product development, implementation services and customer support. From 1998 to 2005, Mr. Srinivasan held several positions including Executive Vice President of Warehouse Management Systems from 2003 to 2005 at Manhattan Associates, Inc., a global leader in software solutions to the supply chain industry.

BOARD OF DIRECTORS

        During the fiscal year ended June 30, 2007, the Board of Directors held eight meetings. Each director attended at least 75 percent of the aggregate of all meetings of the Board of Directors and of all committees on which such person served during the fiscal year ended June 30, 2007. It is the Company's policy to hold the annual meeting of stockholders on the same date as a regularly scheduled board meeting to facilitate directors attendance at the annual meeting of stockholders. All five directors attended the Company's 2006 Annual Meeting of Stockholders.

        The Company's corporate governance guidelines require that the non-management directors hold regularly scheduled executive sessions without management present, as required by Section 303A.03 of the New York Stock Exchange (the "NYSE") Listed Company Manual. The Board of Directors has designated that the Chairman of the Board shall serve as presiding director of executive sessions of non-management directors, unless the Chairman is a member of management, in which case the non-management directors will select the presiding director. The Chairman, Mr. Robbins, a non-management director, currently serves as the presiding director.

Director Independence

        As part of its Corporate Governance Guidelines, the Board of Directors has adopted Independence Guidelines, which are attached to this Proxy Statement as Appendix A. The Board of Directors has affirmatively determined that Messrs. André, Guido, Stephen M. Race, Robbins, and Verner are, or in Mr. Race's circumstances was, independent under Section 303A.02 of the NYSE Listed Company Manual and the Company's Independence Guidelines. Mr. Race elected not to stand for re-election at the 2006 Annual Meeting of Stockholders and ceased serving as a director effective May 3, 2007. The Board has also affirmatively determined that no relationships exist between any independent director and the Company that, in the opinion of the Board of Directors, would interfere with the exercise of such director's independent judgment in carrying out the responsibilities of a director. The NYSE's independence definition also includes a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings involving the Company, that would prevent a director from being independent. None of the Company's independent directors has any relationship that violates these tests.

Committees of the Board of Directors

        The Board of Directors has a standing Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee.

        Audit Committee.    The Audit Committee of the Board of Directors is comprised of Messrs. Guido (Chair), Robbins, and Verner. The Audit Committee, among other things, reviews and engages or re-engages an independent accounting firm to audit the Company's financial statements for the then-current fiscal year; reviews and determines the policies and procedures of the Company and management in maintaining the Company's books and records and furnishing information necessary to the independent auditors; reviews and determines the adequacy and implementation of the Company's internal controls, including the internal audit function and the adequacy and competency of the related personnel; and reviews and determines such other matters relating to the Company's financial affairs and accounts as the Audit Committee may in its discretion deem desirable.

        The Audit Committee is governed by a charter adopted by the Board of Directors. The charter is available on the Company's website at www.ballytech.com by following the links to "Investor Relations" and "Governance" or upon written request to the Company, as set forth under "Additional Information." The Board of Directors has affirmatively determined that Messrs. Guido, Robbins, and Verner are independent under the Company's Independence Guidelines and Section 303A.02 of the NYSE Listed Company Manual, and are financially literate, as required by Section 303A.07(a) of the NYSE Listed Company Manual, as such qualification is interpreted by the Company's Board of Directors in its business judgment. In addition, the Board of Directors has determined that Messrs. Guido and Robbins are audit committee financial experts, as required by Item 407(d)(5) of Regulation S-K. The Board of Directors made this determination based on Messrs. Guido's and Robbins's qualifications and business experience, as briefly described above under "Election of Directors—Directors, Executive Officers and Other Significant Employees." The Audit Committee met eleven times during the fiscal year ended June 30, 2007.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee of the Board of Directors is comprised of Messrs. André (Chair), Guido, and Robbins. The Nominating and Corporate Governance Committee, among other things, makes recommendations to the Board of Directors on all matters concerning the selection of candidates as nominees for election as directors; aids in attracting qualified candidates to serve on the Board of Directors; monitors and oversees the functions and operations of the committees of the Board of Directors; and periodically reviews the Company's corporate governance principles, policies, and practices.

        The Nominating and Corporate Governance Committee is governed by a charter adopted by the Board of Directors. The charter is available on the Company's website at www.ballytech.com by following the links to "Investor Relations" and "Governance" or upon written request to the Company, as set forth under "Additional Information." The Board of Directors has affirmatively determined that Messrs. André, Guido, and Robbins are independent under the Company's Independence Guidelines and Section 303A.02 of the NYSE Listed Company Manual. The Nominating and Corporate Governance Committee met ten times during the fiscal year ended June 30, 2007.

        Compensation Committee.    The Compensation Committee of the Board of Directors is comprised of Messrs. André, Robbins, and Verner (Chair). The Compensation Committee, among other things, reviews and approves the Company's executive compensation philosophy; approves all executive compensation plans and structures; approves annual and long-term incentive performance metrics, as well as payouts thereunder; approves compensation for the Company's executives, as well as senior management of the Company's subsidiaries; and approves bonus criteria and incentives, including stock options and payouts for employee-directors.

        The Compensation Committee is governed by a charter adopted by the Board of Directors. The charter is available on the Company's website at www.ballytech.com by following the links to "Investor Relations" and "Governance" or upon written request to the Company, as set forth under "Additional Information." The Board of Directors has affirmatively determined that Messrs. André, Robbins, and Verner are independent under the Company's Independence Guidelines and Section 303A.02 of the NYSE's Listed Company Manual. The Compensation Committee met five times during the fiscal year ended June 30, 2007.

Corporate Governance

        The Company monitors developments in the area of corporate governance and routinely reviews its processes and procedures in light of such developments. Accordingly, the Company reviews federal laws affecting corporate governance such as the Sarbanes-Oxley Act of 2002 as well as various rules promulgated by the Securities and Exchange Commission (the "SEC") and the NYSE. The Company believes that it has procedures and practices in place which are designed to enhance and protect the interests of its stockholders.

        Corporate Governance Guidelines.    In furtherance of this practice, the Board of Directors has approved Corporate Governance Guidelines for the Company. The Corporate Governance Guidelines address, among other things:

  •
  composition of the Board of Directors;

  •
  separation of the roles of Chairman of the Board of Directors and Chief Executive Officer;

  •
  how nominees for director are selected;

  •
  orientation and continuing education for directors;

  •
  meetings of the Board of Directors, including executive sessions of non-management directors;

  •
  policies and principles for selecting a successor to the Chief Executive Officer as well as other members of management;

  •
  expectations of directors; and

  •
  annual performance evaluation of the Board of Directors and the Chief Executive Officer.

        The full text of the Corporate Governance Guidelines is available by following links to "Investor Relations" and "Governance" on the Company's website www.ballytech.com, or upon written request to: Bally Technologies, Inc., 6601 South Bermuda Road, Las Vegas, Nevada 89119, Attention: Corporate Secretary.

        Code of Ethics.    The Board of Directors has also adopted a Code of Ethics and Business Conduct applicable to the all of the Company's employees, including the chief executive, chief financial and principal accounting officers, as well as the Company's directors (the "Code of Ethics"). The Code of Ethics, along with the Corporate Governance Guidelines, serve as the foundation for the Company's system of corporate governance. Among other things, the Code of Ethics:

  •
  provides guidance for maintaining ethical behavior;

  •
  requires that directors, officers and employees comply with applicable laws and regulations;

  •
  addresses how individuals should handle Company assets as well as corporate opportunities;

  •
  expressly prohibits conflicts of interest; and

  •
  provides mechanisms for reporting violations of the Company's policies and procedures.

        In the event the Company makes any amendment to, or grants any waiver from, a provision of the Code of Ethics that applies to the Company's principal executive officer, principal financial officer or principal accounting officer that requires disclosure under applicable SEC rules, the Company intends to disclose such amendment or waiver and the reasons therefor on the Company's website www.ballytech.com. The full text of the Code of Ethics is available by following links to "Investor Relations" and "Governance" on the Company's website www.ballytech.com, or upon written request to: Bally Technologies, Inc., 6601 South Bermuda Road, Las Vegas, Nevada 89119, Attention: Corporate Secretary.

Directors' Compensation

        The Company's directors who are also employees generally are not separately compensated for their services as directors. Mr. Haddrill, the only director who is also an employee, did not receive separate compensation for his services as a director during fiscal year 2007.

        As of the beginning of fiscal year 2007, generally, subject to certain exceptions discussed below under "—Other Arrangements," each non-management director received $50,000 per year plus $5,000 per year for each committee on which such non-management director served, except that the chairman of each committee received $10,000 for committee service. Each new non-employee director received a grant of 50,000 stock options upon appointment to the Board of Directors. Each non-employee director also received an annual grant of 30,000 stock options, prorated for a non-employee director whose service is less than one year. All options granted to directors vest upon grant and remain exercisable for the full term of the director's appointment or election, whether or not the director continues to serve as a director, unless the director resigns or is removed before the expiration of his or her term, in which event the options expire sixty days after resignation or removal.

        On February 22, 2007, the Board of Directors revised the non-employee director compensation package to increase the Chairman of the Audit Committee's annual fee to $25,000.

        On May 3, 2007, the Board of Directors revised the non-employee director compensation package to provide that future annual equity grants will be comprised of $125,000 of restricted stock which vests over one year. In addition, each non-employee director will receive annually $125,000 worth of stock options vested upon grant. The number of stock options is to be determined by dividing $125,000 by the then current Black-Scholes value of the Company. Newly elected directors will continue to receive 50,000 stock options upon appointment to the Board of Directors, which vest in equal installments over a three-year period, and they will receive a pro-rated annual equity grant.

        On December 19, 2007, the Board of Directors modified the fee for membership in the Office of the Chairman to $25,000 per year. Additionally, the Chairman of the Board of Directors' compensation was modified to provide for the same fees and equity awards as other non-employee directors as well as an additional annual fee of $85,000. To encourage stock ownership, the Board of Directors also approved a plan in December 2007 pursuant to which non-employee directors may elect to receive restricted stock, which vests over one year, in lieu of fees. For calendar year 2009 and beyond, directors will be eligible to elect to receive stock in lieu of fees in the year prior to receipt of the award, on a dollar for dollar basis, using the closing stock price on the first trading day in January. For calendar year 2008, the stock price used will be the closing stock price during the ten-day trading period prior to the election.

        Directors are also reimbursed for their reasonable out-of-pocket expenses incurred on Company business. The Company may grant both employee and non-employee directors additional cash compensation and options as time commitments, responsibilities and other circumstances may warrant.

        Other Arrangements.    Effective July 1, 2004, the Company entered into an agreement with Mr. Robbins pursuant to which he agreed to serve as the Chairman of the Board of Directors and as a member of the Office of the Chairman. This agreement terminated on December 31, 2007 pursuant to its terms. Pursuant to this agreement Mr. Robbins received, in lieu of any other fees, total fees of $325,000 per year for such services.

        Also effective July 1, 2004, the Company entered into an agreement with Mr. Kirschbaum pursuant to which he agreed to serve as a member of the Office of the Chairman for a period of three and one-half years. Pursuant to this agreement Mr. Kirschbaum received fees of $100,000 per year for such services. The Company made its last payment under this agreement in August 2006 following Mr. Kirschbaum's death.

        In November 2006, the Company entered into an agreement with Mr. Verner pursuant to which he agreed to serve as a member of the Office of the Chairman until December 31, 2007. Pursuant to this appointment, Mr. Verner received fees of $75,000 for such services, payable in restricted stock, with the number of shares to be determined based on the average closing price for the twenty trading days preceding the agreement.

  Fiscal Year 2007 Director Compensation

        The following table sets forth the compensation earned by the Company's directors in respect of their services as such during fiscal year 2007.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2)(3) ($)	Option Awards(1)(2)(4) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Jacques André	69,167	20,096	125,339	—	—	214,602
Robert L. Guido	48,125	20,096	512,494	—	—	580,715
Joel Kirschbaum(5)	100,000	—	—	—	—	100,000
Stephen Race(6)	45,833	—	—	—	—	45,833
David Robbins	325,000	20,096	125,339	—	—	470,435
Kevin Verner	69,167	59,966	125,339	—	—	254,472

(1)
Amounts shown reflect the dollar value recognized, before forfeiture assumptions, by the Company for financial statement reporting purposes in accordance with SFAS 123R, for the fiscal year ended June 30, 2007. Assumptions used to determine these values can be found in Note 12, Share-Based Compensation, of Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2007.

(2)
The grant date fair value of the equity awards granted in fiscal 2007 to Mr. Robbins and Mr. André computed in accordance with SFAS 123R, was $124,985 for stock awards and $125,339 for option awards. The grant date fair value of the equity awards we granted to Mr. Verner in fiscal 2007 was $199,282 for stock awards and $125,339 for option awards. The grant date fair value of the equity awards granted to Mr. Guido in fiscal 2007 was $124,985 for stock awards and $512,494 for option awards.

(3)
The number of restricted shares outstanding for each of the non-employee directors as of June 30, 2007 were as follows: Messrs. Robbins, André and Guido, 5,355; and Mr. Verner, 9,136.

(4)
The number of stock options outstanding for the non-employee directors as of June 30, 2007 were as follows: Mr. Robbins, 477,958; Mr. André, 338,958; Mr. Verner, 311,814; and Mr. Guido, 54,922.

(5)
Mr. Kirschbaum passed away in 2006 and upon his death all outstanding option awards vested. Therefore, as of June 30, 2007, there were no outstanding equity awards attributed to him.

(6)
Mr. Race elected not to stand for re-election at the 2006 Annual Meeting of Stockholders and ceased serving as a director effective May 3, 2007.

        Share Ownership Guidelines.    The Board of Directors has adopted a formal share ownership policy and guidelines for non-management directors. The guidelines specify that each non-management director shall acquire and hold common stock valued at twice the annual base compensation paid to the director at the time of the director's appointment or election to the Board of Directors. The policy further provides that purchases under the policy be made within three years of the director's appointment, election or adoption date of the policy with the director holding at least that amount of stock during the director's tenure.

Director Nomination Process

        The Nominating and Corporate Governance Committee, with the assistance of a third-party search firm, identifies candidates for director nominees. The Nominating and Corporate Governance Committee considers a number of factors including the following criteria in identifying, evaluating and recommending director nominees to the Board, including those candidates nominated by the Company's stockholders: the candidate's personal qualities and characteristics, accomplishments and reputation in the business community; the candidate's current knowledge and contacts in the communities in which the Company does business and in the gaming industry and other industries relevant to the Company's business; the candidate's ability and willingness to commit adequate time to matters of the Board of Directors and committees; the fit of the candidate's skills and personality with those of other directors and potential directors in building an effective, collegial, and responsive Board of Directors; and the overall diversity of viewpoints, background, experience, and other demographics of the Board of Directors. Pursuant to the Company's Bylaws, the Company's Nominating and Corporate Governance Committee will also consider stockholder nominations of candidates for director, assuming the satisfaction of certain requirements, as set forth below under "Stockholder Proposals and Nominations for Director—Stockholder Nominations for Director."

Communication with the Board of Directors

        Interested parties may communicate directly with individual directors, or the Board of Directors as a group, as well as the presiding director of executive sessions of non-management directors, or with non-management directors as a group, by writing to Board of Directors, Bally Technologies, Inc., 6601 South Bermuda Road, Las Vegas, Nevada 89119, or by email to boardofdirectors@ballytech.com, indicating to whose attention the communication should be directed. All communications will be received and processed by the Company's legal department. Unless indicated otherwise, communications about accounting, internal controls, and audits will be referred to the Audit Committee and all other communications will be referred to the Chairman of the Board of Directors. You may communicate anonymously if you wish.

        Individuals may submit at any time a good faith complaint regarding any questionable accounting, internal accounting controls, or auditing matters concerning the Company without fear of dismissal or retaliation of any kind. Confidential, anonymous reports may be made:

  1.
  By Company employees pursuant to the Company's Values Line hotline; or

  2.
  By all other individuals by either (i) writing to Chair of the Audit Committee, Bally Technologies, Inc., 6601 South Bermuda Road, Las Vegas, Nevada 89119, in an envelope marked confidential; or (ii) sending an email to boardofdirectors@ballytech.com with a reference to "confidential accounting related matters" in the subject line.

Proposal No. 2:

APPROVAL OF THE BALLY TECHNOLOGIES, INC.
2008 EMPLOYEE STOCK PURCHASE PLAN

        This section provides a summary of the principal terms of the Bally Technologies, Inc. 2008 Employee Stock Purchase Plan (the "ESPP"). The complete ESPP is attached to this Proxy Statement as Appendix B. For a complete description of the terms of the ESPP, you should read the ESPP.

Reasons for the Employee Stock Purchase Plan

        The stockholders of the Company are being asked to approve the ESPP. The ESPP is intended to provide the Company's eligible employees with an opportunity to participate in the Company's success or failure by permitting them to easily acquire an ownership interest in the Company through periodic payroll deductions that will be applied towards the purchase of shares of Company common stock at a discount from the market price. The Board of Directors adopted the ESPP on December 5, 2007, subject to stockholder approval.

Summary

        The following is a summary of the principal features of the ESPP. This summary, however, does not purport to be a complete description of all the provisions of the ESPP.

Effective Date:	Subject to stockholder approval, the date of such approval (anticipated to be February 22, 2008.
Shares Authorized:	If approved, 500,000 shares of common stock will be authorized and reserved for issuance under the ESPP.
Offering:	Three (3) months, or such other period as determined by the Compensation Committee of the Board of Directors (the "Offering"). The first Offering will begin after the stockholders approve the ESPP.
Purchase Price:
Employees participating in the ESPP may purchase a share of Company common stock at eighty-five percent (85%) of the fair market value of a share on the last day of the Offering, unless the ESPP's administrator specifies a different purchase price prior to the commencement of the Offering.
Participation Limits:	An employee's right to purchase common stock under the ESPP may not accrue at a rate which exceeds $25,000 per year of the fair market value of the Company's common stock.
Amendment and Termination:
No amendment, suspension or termination will be effective without stockholder approval if applicable law or NYSE rules require such approval. Amendments to the ESPP will not impair the rights of a participant in any way under any options previously granted without such participant's consent.

Other Material Features of the ESPP

        Eligibility.    All regular employees of the Company who (i) work more than twenty hours per week, (ii) work more than five months in any calendar year, and (iii) have completed at least 90 days of continuous full-time employment with the Company on or before the first day of the applicable Offering will be eligible to participate in the ESPP. However, an employee will not be eligible to participate if, as a result of participating, that employee would hold five percent (5%) or more of the total combined voting power or value of all classes of common stock of the Company or of any Bally subsidiary. As of January 1,

2008, approximately 2,300 employees, including seven executive officers, would be eligible to participate in the ESPP.

        Administration.    The Compensation Committee will oversee the administration of the ESPP. The Compensation Committee will have full power and authority to adopt rules and regulations to administer the ESPP, to interpret the provisions of the ESPP, and subject to the express terms of the ESPP, to establish the terms of Offerings under the ESPP. The decisions of the Compensation Committee will be final and binding on all participants. The Company will pay all costs and expenses incurred to administer the ESPP without charge to the participants.

        Payroll Deductions and Stock Purchases.    The Company's eligible employees may elect to participate in the ESPP by giving notice to the Company. This notice will instruct the Company to withhold a specified percentage of the employee's base salary (in any multiple of 1 percent up to a maximum of 10 percent) on each pay period during the Offering. On the last business day of an Offering, the Company will use the eligible employee's withheld salary to purchase common stock for him or her at the purchase price. For purposes of the ESPP, fair market value per share as of a particular date will mean the closing sales price of the Company's common stock as reported on the NYSE on that date (or if there was no reported price on such date, then on the last date on which the closing sales price was reported). If, on the last day of an Offering, the number of shares to be purchased by all participants exceeds the number of shares then available for purchase under the ESPP, then the Compensation Committee will make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as will be practicable and as it will determine to be equitable. As of January 11, 2008, the closing price on the NYSE for a share of common stock was $47.33.

        Termination of Participation.    A participant may stop contributions to the ESPP at any time and his or her accumulated payroll deductions will, at the participant's election, either (i) be promptly refunded (provided the Compensation Committee received notice at least thirty (30) days before the end of a purchase period), or, (ii) be applied to the purchase of common stock on the next scheduled purchase date. The participant's purchase right will immediately terminate upon his or her cessation of employment for any reason. Any payroll deductions that the participant may have made for the purchase period in which such cessation of employment occurs will be refunded and will not be applied to the purchase of Company common stock.

        Transferability.    No purchase rights will be assignable or transferable by the participant, except by will or the laws of inheritance following a participant's death.

        Sub-Plans.    The Compensation Committee may adopt rules, procedures or sub-plans applicable to particular subsidiaries or employees in particular locations that allow for participation in the ESPP in a manner that may not comply with the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

Federal Income Tax Consequences

        The following is a brief description of the Company's understanding of the federal income tax consequences to the Company and participants subject to U.S. taxation with respect to participation in the ESPP. This description may be inapplicable if such laws and regulations are changed. This summary is not intended to be exhaustive or constitute tax advice and does not address any state, local or foreign tax consequences.

        The ESPP is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. Under such an arrangement, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until either there is a sale or other disposition of the shares acquired under the ESPP or in the event the participant should die while still owning the purchased shares.

        If a participant sells or otherwise disposes of the purchased shares within two (2) years after his or her entry date into the purchase period in which such shares were acquired or within one (1) year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the closing selling price of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. The participant also will recognize a capital gain to the extent the amount realized upon the sale of the shares exceeds the sum of the aggregate purchase price for those shares and the ordinary income recognized in connection with his or her acquisition.

        If a participant sells or disposes of the purchased shares more than two (2) years after his or her entry date into the purchase period in which the shares were acquired and more than one (1) year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the closing sales price of the shares on the sale or disposition date exceeded the purchase price paid for those shares, or (ii) fifteen percent (15%) (or such lesser discount as the Compensation Committee may establish) of the closing selling price of the shares on the participant's entry date into the Offering in which those shares were acquired. Any additional gain upon the sale or disposition of the purchased shares will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such disposition.

        If a participant still owns the purchased shares at the time of death, then his or her estate will recognize ordinary income in the year of death equal to the lesser of (i) the amount by which the closing selling price of the shares on the date of death exceeds the purchase price, or (ii) fifteen percent (15%) (or such lesser discount as the Compensation Committee may establish) of the closing selling price of the shares on the participant's entry date into the Offering in which those shares were acquired.

New Plan Benefits

        Because benefits under the ESPP will depend on employees' elections to participate and the fair market value of the Company's common stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the ESPP is approved by the stockholders. Non-employee directors are not eligible to participate in the ESPP.

        The Board of Directors recommends that stockholders vote "FOR" the Bally Technologies, Inc.
2008 Employee Stock Purchase Plan.

Proposal No. 3:

APPROVAL OF AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED
2001 LONG TERM INCENTIVE PLAN, AS AMENDED

        On December 5, 2007, the Board of Directors adopted a proposed amendment to the Company's Amended and Restated 2001 Long Term Incentive Plan, as amended (the "Amended and Restated Plan"), to, among other things, increase the number of shares of common stock authorized for issuance upon the exercise of any stock options, stock appreciation rights ("SARs"), restricted stock or RSUs granted thereunder by 1,500,000 shares, only 500,000 of which shares would be available for issuance in the form of restricted stock or RSUs. The proposed amendment is subject to approval by the stockholders at the Meeting.

        The principal features of the Amended and Restated Plan are summarized below and are qualified in their entirety by reference to the full text of the Amended and Restated Plan. Copies of the Amended and Restated Plan will be available at the Meeting, or upon written request to the Company, as set forth under "Additional Information." A copy of the proposed amendment is attached to this Proxy Statement as Appendix C.

Amendment to the Amended and Restated Plan

        The amendment to the Amended and Restated Plan will increase the aggregate number of shares of common stock authorized for issuance under the Amended and Restated Plan from 10,550,000 to 12,050,000, subject to antidilution adjustment. The additional 1,500,000 shares of common stock will be issuable in connection with each type of award authorized to be granted pursuant to the Amended and Restated Plan, except that only 500,000 of such additional shares will be issuable in connection with awards of restricted stock or RSUs. This increase is proposed to provide sufficient shares of common stock to cover new award grants to enable the Company to attract, retain and motivate directors, employees and designated paid consultants, as defined below, by providing for or increasing their economic interests in the success of the Company.

        In connection with the Company's stock-based compensation programs, the Company seeks to balance the need to maintain a talented resource pool in a human-intensive and highly competitive business with efforts to closely monitor and reduce the Company's stock option "burn rate," which is defined as the number of options granted in a fiscal year divided by the gross number of shares of common stock outstanding at the end of that fiscal year. In connection with the proposed amendment to the Amended and Restated Plan, the Company intends to maintain a burn rate across the next three fiscal years, beginning with the fiscal year ended June 30, 2008, equal to or less than the industry mean at the end of the Company's most recently completed fiscal year, based on a sampling of companies with whom the Company is included in the 4-digit Global Industry Classification Standard code, as developed by Standard & Poor's and Morgan Stanley Capital Management, plus one standard deviation. This burn rate plus one standard deviation was 3.41% for the fiscal year ending June 30, 2007.

Summary of the Amended and Restated Plan

        Purpose of the Amended and Restated Plan.    The Amended and Restated Plan is intended to encourage ownership of common stock by directors, employees and designated paid consultants of the Company and its subsidiaries to increase their economic interest in the success of the Company.

        Administration.    The Amended and Restated Plan is administered by the Board of Directors or, if the Board so determines, by the Compensation Committee or other committee established by the Board for this purpose (such committee administering the Amended and Restated Plan, the "Committee", and collectively, with the Board of Directors, the "Administering Body"). However, except as otherwise provided below and unless the Board of Directors expressly determines otherwise, in the case of awards granted to directors and officers subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Committee has exclusive responsibility for and authority to administer the Amended and Restated Plan. The Committee has all of the powers and duties set forth in the Amended and Restated Plan, as well as such additional powers and duties delegated thereto by the Board of Directors. Subject to the foregoing and as provided for in the Amended and Restated Plan, the Administering Body will have plenary authority, in its sole discretion, to make all determinations it deems necessary or advisable for the administration of the Amended and Restated Plan. The Committee must at all times consist of at least two members of the Board of Directors and must be constituted such that, if possible, the Amended and Restated Plan complies with Rule 16b-3 promulgated under the Exchange Act or any successor rule, and section 162(m) of the Code. However, the Board of Directors retains the right to (i) determine whether the shares of common stock reserved for issuance upon the exercise of options, SARs or as restricted stock awarded under the Amended and Restated Plan shall be issued shares or unissued shares, (ii) appoint the members of the Committee and (iii) terminate or amend the Amended and Restated Plan, subject to stockholder approval, as required.

        Number of Shares.    The number of shares of common stock available for issuance with respect to awards granted under the Amended and Restated Plan is limited to 10,550,000 shares of the common stock. If the proposed amendment is approved, 1,500,000 additional shares of common stock will be available for issuance with respect to awards granted under the Amended and Restated Plan, except that only 500,000 of such additional shares will be issuable in connection with awards of restricted stock or RSUs. Individual grantees may not receive awards of options and/or SARs with more than 600,000 shares of common stock underlying such awards in any fiscal year.

        The shares of common stock reserved for issuance pursuant to the Amended and Restated Plan may consist either of authorized but unissued shares of common stock or of previously issued shares of common stock which have been reacquired by the Company. If any portion of any award granted under the Amended and Restated Plan expires, terminates or is canceled or forfeited for any reason, the shares of common stock subject to such portion of the award may again be made available for award grants under the Amended and Restated Plan.

        Options.    Two types of stock options are authorized to be granted under the Amended and Restated Plan, options that qualify as incentive stock options pursuant to section 422 of the Code ("Incentive Stock Options"), and options that do not qualify as Incentive Stock Options ("Nonstatutory Stock Options"). To the extent that the aggregate fair market value of the common stock, determined as of the date of grant, underlying any Incentive Stock Options granted pursuant to any Company plans that first become exercisable during a calendar year with respect to an individual grantee exceeds $100,000, such stock options shall be treated as Nonstatutory Stock Options.

        The exercise price with respect to a stock option may not be less than the fair market value of a share of common stock on the date of grant, as determined pursuant to the Amended and Restated Plan. However, if an employee beneficially owns common stock representing more than 10% of the total combined voting power of all classes of capital stock of the Company or of any of its subsidiaries at the time an Incentive Stock Option is granted, then the exercise price with respect to such Incentive Stock Options must be at least 110% of the fair market value of a share of common stock on the date of grant. In no event may an Incentive Stock Option be exercisable more than ten years from the date of grant; however, an Incentive Stock Option granted to an employee with an exercise price required to be at least 110% of the fair market value of a share of common stock on the date of grant may not be exercisable for more than five years from the date of grant.

        The exercise price may be paid in cash or in shares of any class of issued and outstanding capital stock of the Company held for more than six months by the option holder, or a combination thereof. If any portion of the exercise price is paid in shares of capital stock of the Company, such shares shall be valued at their then fair market value, as determined in accordance with the Amended and Restated Plan. The

Board of Directors or the Committee may also permit grantees to exercise their options pursuant to a cashless exercise, by simultaneously exercising options and selling a certain number of the shares of the common stock issued in connection with such exercise to cover the aggregate exercise price with respect thereto.

        Restricted Stock.    The Administering Body may place such restrictions as it deems appropriate on any shares of restricted stock awarded under the Amended and Restated Plan. In general, the restricted stock will vest proportionately in equal installments over a period of at least three years from the date of grant, subject to continued service during the period of restriction by the recipient as a director, employee or paid consultant of the Company or any of its subsidiaries. Except as described below under "—Termination of Employment" and "—Adjustments," the Administering Body does not have the authority to accelerate the vesting of an award of restricted stock. Unless unvested shares are forfeited in accordance with the terms of the underlying agreement, the holder will have full voting rights and the right to receive any and all distributions with respect to such shares of restricted stock.

        RSUs.    The Administering Body may place such restrictions as it deems appropriate on any RSUs awarded under the Amended and Restated Plan. In general, an RSU will vest proportionately in equal installments over a period of at least three years from the date of grant, subject to continued service during the period of restriction by the recipient as a director, employee or paid consultant of the Company or any of its subsidiaries. Except as described below under "—Termination of Employment" and "—Adjustments," the Administering Body does not have the authority to accelerate the vesting of an award of any RSUs. No holder of a restricted stock unit will be deemed to be the holder of, or to have any of the rights with respect to, any shares of common stock subject to such RSU until the Company has issued the underlying shares of common stock and the holder's name has been entered on the books of the Company. Thereupon, the holder has full voting and ownership rights with respect to such shares of common stock.

        SARs.    SARs are an award granted with respect to a specified number of shares of common stock entitling the grantee to receive an amount equal to the excess of (i) the fair market value of a share of common stock on the date of exercise over (ii) the fair market value of a share of common stock on the date of grant of the SAR (the "Base Price"), multiplied by the number of shares of common stock with respect to which the SARs have been exercised at that price. The Administering Body does not have the authority to reduce the Base Price after the grant has been made. SARs may be granted in addition to any other award under the Amended and Restated Plan or in tandem with stock options. Subject to the provisions of the applicable award agreement, the Company may pay cash or issue shares of restricted or unrestricted common stock upon exercise of a SAR.

        Eligibility.    Awards may be granted to directors, employees and paid consultants of the Company or its subsidiaries. However, only regular full-time employees of the Company or its subsidiaries are eligible to receive Incentive Stock Options. As of January 1, 2008, in addition to the CEO who is an officer and a director, there were six executive officers, 4 directors and approximately 2,400 employees eligible to receive grants under the Amended and Restated Plan.

        Termination of Employment.    If an employee awardholder retires as a result of normal retirement or his or her employment is terminated because of disability, each as defined in the Amended and Restated Plan, any stock options or SARs will be freely exercisable at any time within the remaining term of such award and any restricted stock and RSUs freely transferable, unless otherwise determined by the Administering Body at the time of grant. If a grantee dies, any stock option will be exercisable by such grantee's estate or heir for its remaining term, but in no case for more than two years. If a holder of restricted stock or RSUs dies prior to the lapse of all applicable restrictions, any unvested portion of such award held by such person on the date of his death will be forfeited, unless otherwise determined by the Administering Body at the time of grant. Unless provided for otherwise in the agreement, if an awardholder ceases to be either a director, employee or paid consultant of the Company,

  •
  any unvested portion of any restricted stock or RSUs subject to such holders award will be forfeited as of the last date such person was either a director, employee or paid consultant of the Company or a subsidiary; and

  •
  any stock options or SARs subject to such holders award will continue to be exercisable or transferable to the same extent as immediately prior to such cessation for a period of sixty days, whereupon any stock options or SARs will be terminated, unless such cessation was for Cause, as defined in the Amended and Restated Plan, in which case any such stock option or SAR will terminate ten days thereafter.

        Adjustments.    In the event there is a change in the number of shares of outstanding common stock of the Company by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization or similar event, the Administering Body will proportionally adjust the number and kind of shares subject to the Amended and Restated Plan, the number and kind of shares then subject to unexercised options and SARs and outstanding awards of restricted stock and RSUs, as well as the exercise price or Base Price, as the case may be, of unexercised options and SARs. In the event of any merger, spin-off, split-off or other similar consolidation, reorganization or change affecting any class of stock of the Company (a "Merger Event") subject to awards made under the Amended and Restated Plan, or any distribution other than normal cash dividends to holders of such stock, the Administering Body will make fair and equitable provision and adjustment with respect to all unexercised options or SARs and all then outstanding awards of restricted stock and RSUs to give proper effect to such event and preserve the value, rights and benefits of such options, SARs, restricted stock and RSUs. In the case of any Merger Event pursuant to which the Company is not the surviving corporation and pursuant to which the former holders of common stock do not hold more than a majority of the voting securities of the resulting entity immediately after each Merger Event, or in connection with any acquisition by any person of more than 50% of the outstanding shares of common stock, the Administering Body may provide that each option or SAR holder shall receive a cash payment, in exchange for and in cancellation of such option or SAR, equal to the difference (if positive) between the value of the per share consideration received by the holders of the stock in such Merger Event and the exercise or Base Price of such option or SAR, multiplied by the number of shares of common stock underlying such option or SAR. In addition, in the event of any Merger Event pursuant to which all of the outstanding common stock held by the stockholders of the Company is exchanged for any lawful consideration, all unvested and unexercisable options or SARs outstanding on the date on which stockholder approval of such Merger Event is obtained shall become fully vested and exercisable, and all restrictions then applicable to awards of restricted stock and restricted stock units outstanding on the date on which stockholder approval of the Merger Event is obtained will lapse and such awards will thereafter be fully vested and transferable.

        Amendment; Termination.    The Board of Directors may amend the Amended and Restated Plan, subject to any required regulatory and stockholder approval, as well as suspend or terminate the Amended and Restated Plan, at any time. The Amended and Restated Plan, unless sooner terminated, will terminate on the tenth anniversary of its adoption by the Board of Directors but such termination will not affect any award theretofore granted.

Federal Income Tax Consequences

        The following is a brief description of the Company's understanding of the federal income tax consequences to the Company and participants subject to U.S. taxation with respect to awards granted under the Amended and Restated Plan. This description may be inapplicable if such laws and regulations are changed. This summary is not intended to be exhaustive or constitute tax advice and does not address any state, local or foreign tax consequences.

        Nonstatutory Stock Options.    A recipient will generally not realize taxable income upon the grant of a nonstatutory option, nor will the Company then be entitled to any deductions at that time. If the shares that are received upon exercise of nonstatutory stock options are vested, or if the participant makes a Section 83(b) election with respect to unvested shares acquired upon exercise of a nonstatutory stock option, the participant will generally recognize ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the stock at the date of exercise. If the shares received upon exercise of nonstatutory stock options are not vested and the participant does not make the Section 83(b) election, the participant will be taxed at ordinary income tax rates as those shares vest, and the amount of ordinary income for each such share will equal the excess of the fair market value of the share on the date the share vests over the exercise price paid for the share. The Company may be required to withhold taxes (including but not limited to employment and income taxes) on the ordinary income realized by an optionee as a result of the exercise of nonstatutory options. The holding period for the shares received upon the exercise of nonstatutory stock options generally will begin on the day after exercise, except that the holding period for shares that are not vested upon exercise and for which no Section 83(b) election is made will begin just after the shares become vested. Provided the shares received upon exercise of the nonstatutory stock option are held as a capital asset, upon the subsequent disposition of the shares, an optionee will recognize capital gain or loss in an amount equal to the difference between the proceeds received upon disposition and the recipient's basis for the shares. The recipient's basis will be equal to the sum of the price paid for the shares and the amount of income realized upon exercise of the nonstatutory stock option. Any capital gain or loss will be characterized as long-term or short-term, depending upon the holding period of the shares.

        Incentive Stock Options.    No taxable income is recognized by a participant at the time of the grant of an Incentive Stock Option. In addition, the participant will not recognize income for regular federal income tax purposes at the time of the exercise of an Incentive Stock Option. A participant may, however, be subject to alternative minimum tax upon the exercise of an Incentive Stock Option since the excess of the fair market value of the shares acquired upon the exercise of an Incentive Stock Option (referred to throughout this proxy statement as the ISO Shares) over the exercise price must be included in "alternative minimum taxable income." A participant's basis in the ISO Shares for regular federal income tax purposes will generally be the price paid upon the exercise of the Incentive Stock Options. The Company will not be entitled to a deduction at the time of the grant or the exercise of an Incentive Stock Option.

        If a recipient sells the ISO Shares at any time within one year after the date the Company transfers those shares or within two years after the date the Company grants the Incentive Stock Option (such a sale being referred to as a "Disqualifying Disposition"), then:

  •
  if the recipient's sales price exceeds the price paid for the ISO Shares upon exercise of the Incentive Stock Option, the recipient will recognize a capital gain equal to the excess, if any, of the sales price over the fair market value of the ISO Shares on the date of exercise, and the recipient will recognize ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of shares on the date of exercise over the price paid for the ISO Shares upon exercise of the Incentive Stock Option; or

  •
  if a recipient's sales price is less than the price paid for the ISO Shares upon exercise of the Incentive Stock Option, the recipient will recognize a capital loss equal to the excess of the price paid upon exercise of the Incentive Stock Option over the sales price of the ISO shares.

        If the recipient sells the ISO Shares acquired upon exercise of an Incentive Stock Option at any time after the shares have been held for at least one year after the date the Company transfers the shares pursuant to the exercise of the Incentive Stock Option and at least two years after the date the Company grants the Incentive Stock Option, then the recipient will recognize capital gain or loss equal to the difference between the sales price and the price paid upon exercise of the Incentive Stock Option.

        Stock Awards.    A participant who is awarded vested shares is required to recognize ordinary income in an amount equal to the excess of (i) the fair market value of the shares on the date the shares are granted to the participant over (ii) the purchase price (if any) paid for the shares. The tax consequences to a participant who is awarded unvested shares will generally be the same as the tax consequences to participants who acquire shares upon the exercise of a nonstatutory stock option. A recipient of a stock unit award will generally realize ordinary income upon the issuance of the shares of common stock underlying such stock units in an amount equal to the difference between the value of such shares and the purchase price for such units and/or shares.

        SARs.    The holder of an SAR will not recognize taxable income upon the receipt of the SAR. Upon exercise, the holder will generally realize ordinary income equal to the difference between the base price of the SAR and the then current value of the Company's common stock.

        Tax Effects for the Company.    The Company generally will be entitled to a deduction for federal income tax purposes equal to the amount of any ordinary income an optionee recognizes.

        Miscellaneous Issues.    Generally, the Company will be required to withhold applicable taxes with respect to any ordinary income recognized in connection with any awards made under the Amended and Restated Plan. A recipient may be required to pay the withholding taxes to the Company or make other provisions satisfactory to the Company for the payment of the withholding taxes as a condition to the issuing of any common stock or the paying of any benefit under the Amended and Restated Plan. Whether or not such withholdings are required, the Company will make such information reports to the Internal Revenue Service as may be required with respect to any income attributable to transactions involving awards under the Amended and Restated Plan.

        Special rules will apply in cases where an optionee pays the exercise or purchase price of the option or applicable withholding tax obligations under the Amended and Restated Plan by delivering previously owned shares of common stock or by reducing the amount of shares otherwise issuable pursuant to the Amended and Restated Plan. The surrender or reduction of such shares of common stock will in specific circumstances result in the recognition of income with respect to such shares or a carryover basis in the shares acquired and may constitute a Disqualifying Disposition with respect to shares acquired upon exercise of an Incentive Stock Option.

        The preceding discussion is intended merely as a general presentation of United States federal income tax consequences related to certain awards issued under the Amended and Restated Plan. As to the specific tax consequences to particular employees or other participants, the Company urges you to consult your tax advisor.

Plan Benefits

        Because benefits under the Amended and Restated Plan will depend on future grants approved by the Board of Directors and the fair market value of the Company's common stock on such dates of approval, it is not possible to determine the benefits that will be received by officers, directors and other employees if the amendment to the Amended and Restated Plan is approved by the stockholders.

The Board of Directors recommends that stockholders vote "FOR" the amendment to the Amended and Restated Plan.

Proposal No. 4:

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        At the Meeting, a vote will be taken on a proposal by the Board of Directors to ratify the selection of Deloitte & Touche LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2008. Deloitte & Touche LLP has audited the Company's financial statements beginning with the fiscal year ended June 30, 2001.

        A representative of Deloitte & Touche LLP will be present at the Meeting, will have an opportunity to make a statement if he so desires, and is expected to be available to respond to appropriate questions.

The Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm.

Fees paid to the Company's Independent Registered Public Accounting Firm

        The following table presents the aggregate fees billed by Deloitte & Touche LLP, the Company's principal Independent Registered Public Accounting Firm, for services provided during fiscal years 2007 and 2006:

	2007	2006
Audit fees	$4,864,623	$6,502,192
Audit-related fees(1)	45,355	39,930
Tax fees(2)	829,026	800,298
All other fees	—	—

Total fees	$5,739,004	$7,342,424

    (1)
    Consists primarily of fees paid for accounting and auditing consultation services and audits of the Company's employee benefits plans.

    (2)
    Consists primarily of fees paid for tax compliance and preparation services and tax consultation relating to the acquisition or disposition of certain subsidiaries.

        The Audit Committee reviews and approves all services to be provided by Deloitte & Touche LLP. The Audit Committee has considered the effect of non-audit services provided by Deloitte & Touche LLP on Deloitte & Touche LLP's independence, and does not believe that such independence has been impaired or otherwise compromised.

Pre-Approval Policy

        Pursuant to the Audit Committee's pre-approval policies and procedures for certain audit and non-audit services, the Company's independent registered public accounting firm cannot be engaged to provide any audit and non-audit services to the Company unless the engagement is pre-approved by the Audit Committee in compliance with the Sarbanes-Oxley Act of 2002. All services related to the fees set forth in the table above were pre-approved by the Audit Committee pursuant to this pre-approval policy.

Report of the Audit Committee

        The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility with respect to the financial statements and the reporting process of the Company, and the Company's independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles. The Audit Committee hereby reports as follows:

  1.
  The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2007 with the Company's management.

  2.
  The Audit Committee has discussed with Deloitte & Touche LLP, the Company's independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, among other things.

  3.
  The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with Deloitte & Touche LLP their independence.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2007, for filing with the SEC.

Respectfully submitted,
AUDIT COMMITTEE
Robert Guido, Chairman David Robbins Kevin Verner

COMPENSATION DISCUSSION AND ANALYSIS

The Company's Compensation Philosophy & Objectives

        The Company's compensation program for executive officers, which has been endorsed by the Compensation Committee of the Board of Directors (the "Compensation Committee"), is designed to enhance stockholder value by tying a large portion of senior executive compensation to the Company's overall performance, as reflected in the value of the Company's common stock. In furtherance of this objective, the Company provides competitive opportunities with respect to salary, annual incentive/bonus, and grants of long-term incentives upon hire and periodically during the term of employment in comparison to both peer organizations within the gaming and technology industries and similarly sized companies. The Company believes this compensation structure enables the Company to attract and retain key executives critical to the Company's long-term vision and success, and to motivate its executives to enhance long-term stockholder value by focusing on growth, productivity, profitability and operating margins.

Role of the Compensation Committee

        General.    The Compensation Committee, which is comprised of three independent members of the Company's Board of Directors, as discussed in greater detail under "Board of Directors—Director Independence" is responsible for, among other things,

  •
  The review and approval of the Company's compensation philosophy;

  •
  The approval of all executive compensation plans and structures, including that of the Company's and its subsidiaries' executives and senior management;

  •
  The approval of bonus criteria and annual and long-term incentive performance metrics, as well as payouts thereunder; and

  •
  The approval of other executive benefit plans, including perquisites and retirement benefits.

The Compensation Committee, in consultation with Pearl Meyer & Partners, the independent executive compensation consultant it has retained, also analyzes the reasonableness of the Company's overall executive compensation package. The Compensation Committee's functions are more fully set forth in its charter which has been approved by the Board of Directors, as discussed under "Board of Directors—Committees of the Board—Compensation Committee."

        While the Chief Executive Officer and other senior executive officers may attend meetings of the Compensation Committee, the ultimate decisions regarding executive officer compensation are made solely by the Compensation Committee. These decisions are based not only on the Compensation Committee's deliberations, but also from input requested from outside advisors, including its independent compensation consultant, with respect to, among other things, market data analyses. The final decisions relating to the Chief Executive Officer's compensation are made in executive session of the Compensation Committee without the presence of management. Decisions regarding the other executive officers are typically made by the Compensation Committee after considering recommendations from the Chief Executive Officer.

        Compensation Consultants.    The Compensation Committee historically engages the services of an independent compensation consulting firm to advise it in connection with making executive compensation determinations. The Compensation Committee retained the services of Pearl Meyer & Partners with respect to fiscal years 2007 and 2008. The Chairman of the Compensation Committee defines the scope of any consultant's engagement. The responsibilities may include, among other things, advising on issues of executive or Board of Directors compensation, equity compensation structure or preparing compensation disclosure for inclusion in the Company's SEC filings.

        The Compensation Committee retained Pearl Meyer & Partners directly. However, in fulfilling its responsibilities, Pearl Meyer & Partners may interact with management or the Company's other outside advisors to the extent necessary or appropriate. The Company's management has not retained Pearl Meyer & Partners to perform any consulting or advisory services in fiscal year 2007 nor fiscal year-to-date 2008.

Compensation Structure

        Although the final structure may vary from year to year and officer to officer, the Compensation Committee utilizes three main components for executive officer compensation:

  •
  Base Salary—fixed pay that takes into account an individual's duties and responsibilities, experience, expertise and individual performance;

  •
  Annual Incentive/Bonus, for officers other than the Chief Executive Officer—variable cash compensation that takes into account both the Company's and the individual's performance; and

  •
  Long-Term Incentives—stock-based awards including both stock options and restricted stock that reflect the performance of the Company's common stock and align executive officer and stockholder interests.

        For fiscal year 2007, the final level and mix of compensation was based on the Compensation Committee's understanding of the objective data relating to the Company's competitive environment and the Company's performance, as well as the subjective factors outlined below.

        Pay Mix.    The Compensation Committee believes that the particular elements of compensation identified above produce a well-balanced mix of security-oriented compensation, retention value, and at-risk compensation that provide the executive officers with both short-term and long-term performance incentives. Base pay provides the executive officer with a measure of security as to the minimum level of compensation he or she will receive while the annual and long-term incentive components motivate the executive officer to focus on the business metrics that will produce a high level of Company performance over the long-term. The Compensation Committee believes that this approach not only leads to increases in stockholder value and long-term wealth creation for the executive, but also reduces the risk of loss of top executives to competitors.

        The Compensation Committee believes the components of executive compensation should be weighted towards at-risk pay. This allocation is consistent with the Compensation Committee's overall philosophy with respect to the Named Executive Officers, as defined under "Executive Compensation—Fiscal Year 2007 Summary Compensation Table," of pay-for-performance. When past equity compensation awards are combined with the contractual salary and targeted bonuses for the term of each Named Executive Officers' employment agreement (or the vesting schedule of the Named Executive Officer's equity award upon hire), the aggregate base salary payable to each Named Executive Officer over such period comprises between 14% and 41% of the aggregate value of each officer's targeted compensation for the period. The individual components of each of the Named Executive Officer's compensation package are described in more detail below under "—Individual Named Executive Officer Compensation."

        Compensation Levels and Benchmarking.    Overall compensation levels for executives are determined based on one or more of the following factors: the individual's duties and responsibilities within the Company, the individual's experience and expertise, the compensation levels for the individual's peers within the Company, compensation levels for similar positions in the industry or in the technology industry more generally, performance of the individual and the Company as a whole, and the levels of compensation necessary to recruit new executives. The Company does not attempt to target a particular pay positioning for executive officers individually or as a group. Rather, the Company assesses each executive on the previously identified factors to determine appropriate levels of compensation. The

Company and the Compensation Committee believe that the resulting compensation package is competitive.

        The gaming and gaming monitoring systems industries are highly competitive, and have a limited pool of executive officer candidates with the desired level of industry experience. The Compensation Committee considers information from a variety of sources when assessing the competitiveness of the Company's current and future compensation levels. These sources include, but are not limited to, management, other members of the Board of Directors, publicly available compensation data regarding executive officers both within and outside the industry, the Company's understanding of compensation arrangements of other local companies, and opinions from the Compensation Committee's consultants. The Compensation Committee believes that these sources provide it with an understanding of the competitive marketplace for executive talent among the Company's principal competitors, including: International Game Technology, Aristocrat Leisure, GTECH Holdings, Konami, Progressive Gaming International, Shuffle Master, and WMS Industries. In making compensation decisions for the Named Executive Officers for fiscal year 2007, the Compensation Committee reviewed the terms and conditions of each Named Executive Officer's employment agreement, each of which provides for a set level of base salary and annual incentive opportunity, as well as long-term incentives and benefits. To the extent not governed by contractual commitments, compensation decisions for the Named Executive Officers were made based on the Compensation Committee's understanding of the market pay for similar positions, internal equity, changes in the price of a share of the Company's common stock to the extent it influenced outstanding equity grants, and the amount of unvested outstanding equity grants.

Individual Named Executive Officer Compensation

        Base Salary.    The Compensation Committee annually reviews each executive's base salary, and determines whether such individual deserves any increases or decreases thereto. These reviews include considerations of, among other things, factors such as the Company's overall performance, new duties and/or responsibilities assumed by the executive, the overall performance of the executive's area of responsibility, the executive's impact on strategic goals, and the executive's length of service with the Company. However, there is no specific weighting applied to any one factor in setting the level of base salary, and the process ultimately relies on the subjective exercise of the Compensation Committee's judgment.

        Each of the Named Executive Officers was hired pursuant to an employment agreement which established each Named Executive Officer's initial salary. Each employment agreement was the result of negotiation between the Company and the Named Executive Officer. Although the Compensation Committee has the ability to modify each executive's salary, none of the Named Executive Officers' salaries have been modified except through amendments to their respective employment agreements. The following is a brief description of each Named Executive Officer's contractual provisions with respect to base salary.

  •
  Richard Haddrill.    On June 30, 2004, the Company entered into an employment agreement with Mr. Haddrill (the "Haddrill Agreement") pursuant to which Mr. Haddrill began serving as Chief Executive Officer. Pursuant to the Haddrill Agreement, he received a base salary of $980,000. On June 21, 2006, the Haddrill Agreement was amended to, among other things, increase Mr. Haddrill's salary to $998,000.

  •
  Robert Caller.    On March 31, 2006, the Company entered into an employment agreement with Mr. Caller (the "Caller Agreement") pursuant to which Mr. Caller began serving as Executive Vice President, Chief Financial Officer and Treasurer. The Caller Agreement provides for a minimum base salary of $340,000. Mr. Caller's salary has not changed since the execution of the Caller Agreement.

  •
  Michael Gavin Isaacs.    On June 19, 2006, the Company entered into an employment agreement with Mr. Isaacs (the "Isaacs Agreement") pursuant to which Mr. Isaacs began serving as Executive Vice President and Chief Operating Officer. The Isaacs Agreement provides for a minimum base salary of $340,000. Mr. Isaacs' salary has not changed since the execution of the Isaacs Agreement.

  •
  Robert Luciano.    On March 2, 2004, the Company entered into an employment agreement with Mr. Luciano (the "Luciano Agreement") pursuant to which Mr. Luciano began serving as Chief Technology Officer. The Luciano Agreement provides for a minimum base salary of $250,000. Mr. Luciano's salary has not changed since the execution of the Luciano Agreement.

  •
  Ramesh Srinivasan.    On March 9, 2005, the Company entered into an employment agreement with Mr. Srinivasan (the "Srinivasan Agreement") pursuant to which Mr. Srinivasan began serving as Executive Vice President for Bally's Systems Division. The Srinivasan Agreement provided for an initial minimum annual base salary of $250,000 with an increase to $275,000 on January 1, 2006. Mr. Srinivasan's salary has not been changed other than as expressly set forth in the Srinivasan Agreement.

        Annual Cash Incentive Programs.    The Company believes that an incentive program tied to annual performance is an effective means of motivating and rewarding executives to enhance long-term stockholder value. This structure is accomplished by providing annual cash incentives under the Company's Management Incentive Plan ("MIP"). Each of the Named Executive Officers participates, or is eligible to participate in, the MIP except for Mr. Haddrill. The Company and Mr. Haddrill determined upon Mr. Haddrill's hiring, to more effectively link his compensation to the success of the implementation of intermediate and long-term strategies as well as stockholder returns, that the most desirable compensation program for him would include substantial equity incentive grants up front with multi-year service requirements, and in some cases, performance contingencies. For the remaining executives, annual performance bonuses are tied to the Company's overall performance, as well as both the performance of each individual executive and the performance of his or her area of responsibility.

        Under the MIP, the Compensation Committee establishes a target incentive opportunity, the range of possible incentive awards, the performance measures used, and the level of performance which will correspond to a particular incentive payment, all of which the Compensation Committee uses to determine an executive's annual cash incentive awards. Target incentive opportunities under the MIP for each of the Named Executive Officers, other than Mr. Haddrill, are 60% of base salary. This award level can vary between a maximum payout of 102% of salary, a threshold payout of 24% of salary, and $0. For fiscal year 2007, the performance goals which affected potential payouts for the Named Executive Officers were as follows: (i) 70% of each executive's award was tied to the Company's performance, which performance, if achieved at the maximum level, would result in a payout equal to 84% of such executive's base salary; and (ii) 30% of each executive's award was tied to individual goals as determined by the Chief Executive Officer, which goals, if achieved at the maximum level, would result in a payout equal to 18% of such executive's base salary. Under the MIP, the Company may elect to distribute any award in restricted stock. The Company may modify, amend or eliminate the MIP at any time.

        The Compensation Committee sets and approves certain financial or operational objectives for determining the portion of bonuses that are tied to Company performance. Threshold Company performance must be met to receive a payout. For fiscal year 2007, adjusted earnings per share ("Adjusted EPS") was chosen as the Company performance measure. The Compensation Committee chose Adjusted EPS as the Company performance measure because the Company and the Compensation Committee believe that Adjusted EPS is a good indicator of the Company's achievement with respect to its overall business objectives and a significant driver of stock price performance.

        Adjusted EPS is defined as diluted earnings per share as determined in accordance with generally accepted accounting principles plus the after tax cost of stock-based compensation as determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards

No. 123(R), Share-Based Payment ("SFAS 123R"). The Compensation Committee established threshold Company performance for fiscal year 2007 to be Adjusted EPS of $0.42 per share, a target of Adjusted EPS of $0.55 per share, and a maximum performance goal of Adjusted EPS of $0.75 per share. For Company performance results that are between the threshold and target, or between the target and the maximum, the bonus amount is determined by straight line interpolation. For fiscal year 2007, the Company earned Adjusted EPS of $0.59 per share, resulting in a payout of 120% with respect to the portion of the bonus tied to Company performance.

        The individual performance component of the bonus is based on the Compensation Committee's subjective evaluation of the overall performance of each executive. The Compensation Committee reviews the executive's individual contributions and efforts during the year as well as recommendations of the Chief Executive Officer. The recommendations of the Chief Executive Officer are based on individual goals set by the Chief Executive Officer and the executive. The following briefly outlines the goals established for each of the Named Executive Officers for fiscal year 2007.

  •
  Robert Caller.    Mr. Caller's individual performance goals, some of which had a subset of goals, included (i) returning to timely and accurate financial reporting, (ii) implementing improved financial processes and controls to enable faster monthly closes, (iii) implementing IT accounting systems to increase functionality, quality/timelines of reporting, and reducing quarterly manual processes, (iv) improving working capital to ease compliance with bank covenants and analyzing capital structure for possible changes, and (v) improving the work/life balance of the finance department.

  •
  Michael Gavin Isaacs.    Mr. Isaacs' individual performance goals included (i) exceeding revenue and margin growth objectives related to the games and gaming operations, (ii) promoting better communications and operational efficiencies, (iii) product cost reduction, (iv) improving teamwork, and (v) improving the reporting on sales performance, product lifecycles and resulting performance.

  •
  Robert Luciano.    Mr. Luciano's individual performance goals included (i) reducing hardware cost, (ii) increasing engineering efficiency, (iii) fulfilling specific commitments to outside parties, (iv) improving specific technical aspects of current products, and (v) aligning development and sales objectives to focus on the highest earnings potential.

  •
  Ramesh Srinivasan.    Mr. Srinivasan's individual performance goals included (i) meeting budgeted revenue and margin goals for the Systems business, (ii) ensuring the scalability of the department's solutions including oversight of specific projects and the management team while maintaining quality, (iii) ensuring substantial improvement in the major products aesthetics, functionality and stability, (iv) ensuring the development of a Casino Management Systems or Slot Management Systems product option, and (v) ensuring specific growth goals and profit margins for billable services.

        The Compensation Committee approved, upon the recommendation of the Chief Executive Officer, payouts at 100% of target regarding the individual performance component of cash incentives for all Named Executive Officers except one, reflecting the Chief Executive Officer's overall assessment that the individual goals for each of the Named Executive Officers but one were achieved or exceeded during fiscal year 2007. The Chief Executive Officer determined that one Named Executive Officer's individual component should be paid at 70% of target, reflecting the substantial progress in achieving the outlined goals while recognizing that some of the goals were not fully implemented in the timeframe anticipated at the beginning of the year. Because Mr. Isaacs' was hired after the beginning of the fiscal year, Mr. Isaac's award was reduced on a pro-rata basis, to reflect his partial year employment.

        In addition to cash incentive payments under the MIP, pursuant to the Isaacs Agreement and Luciano Agreement the Company is obligated to make certain bonus payments to Mr. Isaacs and Mr. Luciano. For fiscal year 2007, Mr. Isaacs was entitled to a $10,000 signing bonus, and Mr. Luciano was entitled to a

$50,000 bonus. This $50,000 bonus is payable to Mr. Luciano on each anniversary of the effective date of the Luciano Agreement to the extent he remains employed with the Company.

        Target and actual incentive amounts, as well as bonus payments, for each Named Executive Officer for fiscal year 2007 were as follows:

Officer	FY 2007 Target MIP		FY 2007 MIP		FY 2007 Guaranteed Bonus(1)
Richard Haddrill	n/a		n/a		n/a
Robert Caller	$204,000		$214,200		$0
Michael Gavin Isaacs	$170,000	(2)	$193,723	(2)	$10,000
Robert Luciano	$150,000		$171,000		$50,000
Ramesh Srinivasan	$165,000		$188,100		$0

    (1)
    Represents guaranteed bonus per employment agreement.

    (2)
    Represents a pro-rated bonus due to employment occurring after the beginning of the year.

        Long-Term Incentives.    The Company's long-term incentive program is the component of executive compensation that is most aligned with the long-term interests of stockholders. A significant portion of the Named Executive Officers' target compensation is in the form of long-term incentives. Long-term incentive compensation also enables the Company to motivate leaders and key employees as well as encourage them to provide long-term service to the Company. The Company provides long-term incentives to the Named Executive Officers in the form of stock options and restricted stock or restricted stock units ("RSUs"), which are generally granted under the Amended and Restated Plan.

        Stock Options.    Generally, each stock option granted under the Amended and Restated Plan entitles its holder to purchase one share of the Company's common stock at its fair market value on the date of grant. Stock options granted as part of a long-term incentive award generally vest over three to five years. Prior to the Board resolution on October 29, 2007, each granted stock option generally expires after ten years. On October 29, 2007, the Board considered the accounting expense of a ten year exercisable option relative to the accounting expense of a seven year exercisable option. The Board concluded that the value of an option which expires after seven years, as perceived by a recipient, would not be materially different than if the recipient had received an option which expires after ten years. Accordingly, the Board determined that the standard form of an option award will provide for expiration after seven years. Unless provided otherwise by the Board of Directors or the Compensation Committee at the time of grant, or in certain other circumstances, the terms of stock options are generally as follows:

  •
  Unvested stock options vest upon a normal retirement (termination of employment by recipient after he or she attains age 65);

  •
  Unvested stock options will vest upon becoming "Permanently Disabled";

  •
  Unvested stock options granted prior to the amendment to the Amended and Restated Plan in August 2006 (the "Plan Amendment") will vest upon a change in control in which all of the Company's outstanding stock is exchanged;

  •
  Unvested stock options granted after the Plan Amendment will vest upon a change in control if the recipient is terminated without "Cause" or for "Good Reason" within twelve months of the change in control;

  •
  Vested stock options remain exercisable for ten days after termination for "Cause";

  •
  Vested stock options remain exercisable for two years upon death; and

  •
  Vested stock options remain exercisable for 60 days (or three months in the case of incentive stock options) after termination if the individual is terminated for any reason other than for "Cause" or upon death.

        Restricted Stock or RSUs.    A grant of restricted stock is an award of common stock where the vesting thereof is subject to certain restrictions established by the Board of Directors or the Compensation Committee. RSUs represent a conditional contractual right to receive one share of the Company's common stock at a specified future date subject to certain restrictions such as a vesting period. For RSUs, the underlying stock is not issued until the time restrictions lapse, at which time the RSU is settled or, if previously elected, deferred. In the event a cash dividend is declared and paid on the Company's common stock, holders of RSUs do not receive dividend equivalents. RSUs do not have voting rights because they are not considered legally issued or outstanding shares of common stock. Unless provided otherwise by the Board of Directors or the Compensation Committee at the time of grant, or in certain other circumstances, the terms of restricted stock or RSUs are generally as follows:

  •
  Immediate vesting and settlement occurs in the event of normal retirement (defined above) or Permanent Disability;

  •
  Immediate vesting and settlement occurs in the event of a change in control (for awards granted after the Plan Amendment) if a recipient is subsequently terminated without "Cause" or for "Good Reason" within twelve months of the change in control; and

  •
  Forfeiture of the award upon termination of employment or upon death to the extent the award's restrictions have not lapsed.

        For purposes of the Amended and Restated Plan:

  •
  "Cause" means (i) the grantee being convicted of a felony, (ii) the grantee willfully committing an act of embezzlement or malfeasance which is intended to materially enrich himself or herself at the expense of the Company or any of its subsidiaries or is otherwise intended to materially harm the Company, or (iii) the grantee being rejected for an applicable license or approval by a gaming regulatory authority having jurisdiction over the Company as a result of an explicit finding of lack of suitability solely as a result of the grantee's commission of a crime or an act of embezzlement or malfeasance.

  •
  "Good Reason" means unless otherwise provided in a Grantee's employment agreement, (i) a material reduction in the grantee's base salary, or (ii) a material reduction in the grantee's duties and responsibilities.

  •
  "Permanently Disabled" means that, as interpreted by the Compensation Committee, (i) the grantee cannot perform the work previously performed, (ii) the grantee cannot adjust to other position requirements due to a medical condition, and (iii) the grantee's disability has lasted or is expected to last for at least one year or result in death.

        Fiscal Year 2007.    Long-term incentive awards granted to the Named Executive Officers were generally issued in connection with either the executive's initial employment or pursuant to amended employment agreements and are determined based on the Board of Directors' or Compensation Committee's assessment of the amount required to induce employment or continued employment with the Company. Among the factors considered by the Board of Directors or the Compensation Committee were the Named Executive Officer's compensation at prior employers, the level required to meet the desired mix of pay which emphasizes long-term incentives, and market levels of pay. The following is a brief description of the grants of stock options and restricted stock made in fiscal year 2007 as well as the Compensation Committee's determination of award vesting.

  •
  Mr. Haddrill.    Mr. Haddrill was granted 156,507 RSUs pursuant to the December 22, 2004 amendment to the Haddrill Agreement. The terms of these awards allowed for the accelerated vesting of 50% of the award in fiscal year 2007 if certain performance measures had been met during the year ending October 1, 2006. The Compensation Committee determined on October 25, 2006 that Mr. Haddrill had attained the strategic measures necessary to qualify for accelerated vesting including: the completion of the approved Sarbanes-Oxley remediation plan, development of succession assessment and process for key executive positions, and development of a three-year industry and business growth assessment.

  •
  Mr. Isaacs.    As an inducement to join the Company, the terms of the Isaacs Agreement provided that Mr. Isaacs would receive an option to acquire 150,000 shares of Company common stock at a per-share exercise price equal to the market price thereof on the effective date of the Isaacs Agreement, subject to the approval of the Board of Directors. This award will become exercisable in four equal installments of 37,500 on the first, second, third and fourth anniversary dates of the effective date of the Isaacs Agreement, September 1, 2006. Subject to Board of Director approval, Mr. Isaacs was also to be granted 50,000 shares of the Company's restricted stock, 25,000 of which will vest on September 1, 2008, 12,500 on September 1, 2009 and the remaining 12,500 shares on September 1, 2010. These awards were subsequently approved by the Board of Directors on May 22, 2006 and issued on September 1, 2006.

  •
  Messrs. Caller and Srinivasan.    As stated previously, the Company may issue restricted stock in lieu of cash under the MIP. On September 12, 2006, Messrs. Caller and Srinivasan were issued restricted stock in lieu of cash incentive awards for fiscal year 2006. Mr. Caller's shares vested upon grant and Mr. Srinivasan's shares vested one year after grant.

        Other Executive Benefits, including Perquisites and Retirement Benefits.    The Named Executive Officers are entitled to the same employee benefits generally available to all full-time employees, subject to certain conditions such as fulfilling any minimum service period. These benefits include, among other things, vacation, health and welfare benefits and participation in the Company's 401(k) Savings Plan.

        Certain other perquisites are also made available to executives, including the Named Executive Officers. These benefits include reimbursement for the cost, including any taxable amount, of bi-annual physical exams. In addition, during fiscal year 2007, the Company paid for a country club initiation fee for Mr. Haddrill as required by the Haddrill Agreement as well as limited business-related spousal travel for Messrs. Haddrill and Srinivasan.

        In designing these elements, the Company seeks to provide an overall level of benefits that are competitive with those offered by similarly situated companies in the markets in which the Company operates based upon its general understanding of industry practice. The Company believes that these particular plans and programs provide a valuable recruiting and retention mechanism for its executives and enable the Company to compete more successfully for qualified executive talent. In addition, the use of such perquisites in lieu of salary increases to compensate for the loss of those benefits avoids the increased costs that would otherwise occur with respect to certain other benefits that are tied to the level of an executive's base salary (such as annual cash incentive compensation). Further details regarding these types of benefits paid to the Named Executive Officers are set forth in the "All Other Compensation" column and the accompanying footnotes in the "Executive Compensation—Fiscal Year 2007 Summary Compensation Table."

Timing of Equity Grants

        Executives receive long-term equity awards pursuant to the terms of the Amended and Restated Plan, which was approved by the Company's stockholders. Awards are also granted outside of the Amended and Restated Plan to the extent those grants are permitted by the rules of the NYSE. The Board of Directors, or as delegated to the Compensation Committee, administers the Amended and Restated Plan and establishes the rules for all awards granted thereunder, including grant guidelines, vesting schedules and other provisions. The Board of Directors or the Compensation Committee reviews these rules periodically and considers, among other things, the interests of the stockholders, market conditions, information provided by independent advisors, performance objectives and recommendations made by the Chief Executive Officer.

        The Board of Directors or the Compensation Committee reviews awards for all employees. For annual awards, the Compensation Committee has established a process where the Compensation Committee reviews the recommendations of the Chief Executive Officer for executives and other employees, modifies the proposed grants in certain circumstances, and approves the awards effective as of the date of its approval. The annual grants are generally determined following the end of each fiscal year, and in conjunction with the recommendation for annual bonuses. Pursuant to the terms of the Amended and Restated Plan, the Board of Directors has delegated certain limited authority to the Chairman of the Compensation Committee and the Chief Executive Officer to make equity grants in accordance with the rules established by the Board of Directors for, in the case of the Chief Executive Officer, non-direct reports of the Chief Executive Officer, throughout the year. The Chairman of the Compensation Committee has been delegated limited authority to make equity grants to all employees.

        The exercise price of stock option grants are set at 100% of the closing market price of a share of Company common stock on the date the Board of Directors or Compensation Committee approves the grants, or upon the date such approval is made by the Chairman of the Compensation Committee or Chief Executive Officer under the limited delegated authority referenced above, to be reported to the Board of Directors or Compensation Committee at its next regularly scheduled meeting. The exercise price of new hire awards and relocation or retention grants is determined as set forth above, except that the exercise price is set on the date of hire or effective date of the underlying agreement providing for such grant rather than the date of the approval thereof.

Employment Agreements and Post-Termination Payments

        As previously discussed, the Company maintains employment agreements with each Named Executive Officer. The Compensation Committee determined that the compensation packages provided under these agreements was fair and reasonable on the basis of its assessment of comparable compensation opportunities available to the individuals, including the compensation arrangements of each Named Executive Officer at his prior place of employment.

        Payments due Upon Termination and/or a Change in Control.    Prior to the effectiveness of the Plan Amendment on August 8, 2006, the Amended and Restated Plan provided for the accelerated vesting of options, restricted stock and RSUs in the event of a change in control in which all of the outstanding stock held by the shareholders of the Company is exchanged for any lawful consideration. The Amended and Restated Plan currently provides for the accelerated vesting of stock options in the event of a change in control and subsequent termination of employment without Cause or for Good Reason within twelve months thereof. In addition, certain employment agreements, as discussed in the section "Executive Compensation—Potential Payments upon Termination or Change in Control at Fiscal Year-End 2007", as well as certain forms of equity agreements also set forth specific terms with respect to the accelerated vesting of equity awards upon either a change in control or a change in control followed by a termination of employment.

        The Compensation Committee believes that for senior executives, including the Named Executive Officers, accelerated vesting of stock options in the event of a change in control is generally appropriate because in some change in control situations, equity of the target company is cancelled making immediate acceleration necessary in order to preserve the value of the award. In addition, as previously discussed, the Company relies primarily on long-term incentive awards to provide the Named Executive Officers with the opportunity to accumulate substantial resources to fund their retirement income, and the Compensation Committee believes that a change in control event is an appropriate liquidation point for awards designed for such purpose. Although the Company continues to believe that single trigger change in control vesting is appropriate under the circumstances described above, the Company adopted the Plan Amendment to provide additional flexibility in circumstances where the Company believes that it is more appropriate to require a termination of employment within one year following a change in control before vesting is accelerated. The Company presumes that such a termination would likely be due to the change in control and not the employee's performance and therefore the award should be earned. For employees not terminated within twelve months of a change in control, the employees would continue to vest in their awards as they contribute to the success of the surviving company. The Company anticipates that such double trigger vesting acceleration will be used mainly for those employees who receive equity awards which are not a substantial component of their annual compensation or for whom it is considered unlikely in many circumstances that a terminating event would occur for those employees upon a change in control.

        In addition, certain executives, including each of the Named Executive Officers, receive cash severance in certain circumstances that result in termination of employment. The Compensation Committee believes these provisions are fair and reasonable based on its understanding of market practice among industry competitors noted above and within the broader environment of technology companies and similarly sized businesses.

        Calculations of the payments due to the Named Executive Officers upon certain terminations of employment and/or in connection with a change in control are set forth under "Executive Compensation—Potential Payments upon Termination or Change in Control at Fiscal Year-End 2007."

Stock Ownership Guidelines and Hedging Policies

        The Company has neither adopted stock ownership guidelines for executive officers nor any policies prohibiting executives from holding Company securities in a margin account or pledging Company securities as collateral for a loan. However, the Company discourages speculation in Company common stock and encourages employees to diversify their stock holdings. In addition, under Section 304 of the Sarbanes-Oxley Act, if the Company is required to restate its financial statements due to material noncompliance with any financial reporting requirements as a result of misconduct, the Chief Executive Officer and Chief Financial Officer may be required to reimburse the Company for (i) any bonus or other incentive-based or equity-based compensation received during the 12 months following the first public issuance of the non-complying document, and (ii) any profits realized from the sale of securities of the Company during that 12-month period.

Impact of Tax and Accounting

        As a general matter, the Compensation Committee takes into account the various tax and accounting implications of the compensation vehicles employed by the Company.

        When determining amounts of long-term incentive grants to executives and employees, the Compensation Committee examines the accounting cost associated with the grants. Under SFAS 123R, grants of stock options and RSUs result in an accounting charge for the Company equal to the grant date fair value of those securities. For RSUs, the accounting cost is generally equal to the fair market value of the underlying shares of common stock on the date of the award. The cost is then amortized over the requisite service period. With respect to stock options, the Company calculates the grant date fair value based on the Black-Scholes formula with an adjustment for possible forfeitures and amortizes that value as compensation expense over the vesting period.

        Section 162(m) of the Code does not permit publicly-traded companies to take income tax deductions for compensation paid to the Chief Executive Officer and certain other executive officers to the extent that compensation exceeds $1 million per officer in any taxable year and does not otherwise qualify as performance-based compensation. The Amended and Restated Plan is structured so that the compensation deemed paid to an executive officer in connection with the exercise of stock options granted under the Amended and Restated Plan should qualify as performance-based compensation not subject to the $1 million limitation. In addition, awards of restricted stock or RSUs made under the Amended and Restated Plan may or may not qualify as performance-based compensation. A portion of the restricted stock issued to Mr. Isaacs during fiscal year 2007 will not qualify as performance-based compensation. The restricted stock issued to Messrs. Caller and Srinivasan in lieu of 2006 cash incentives will not qualify as performance-based compensation under Section 162(m) of the Code.

        The MIP cash incentive program for fiscal year 2007 is not designed to provide bonus payments that would qualify as performance-based compensation as defined in Section 162(m) of the Code, nor would any guaranteed bonus payments qualify as performance-based compensation.

        The Compensation Committee will continue to consider steps that might be in the Company's best interests to comply with Section 162(m) of the Code. However, in establishing the cash and equity incentive compensation programs for the Named Executive Officers, the Compensation Committee believes that the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole or primary factor. The Compensation Committee believes that cash and equity incentive compensation must be maintained at the requisite level to attract and retain the executive officers essential to the Company's financial success, even if all or part of that compensation may not be deductible by reason of the limitations of Section 162(m) of the Code.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on its review and discussion with management, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2007.

Submitted by:	Kevin L. Verner, Chairman Jacques André David Robbins
Members of the Compensation Committee

EXECUTIVE COMPENSATION

Fiscal Year 2007 Summary Compensation Table

        The following table sets forth compensation information for the Company's Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers who were serving as executive officers as of June 30, 2007 (collectively, the "Named Executive Officers") in respect of fiscal year 2007.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)		All Other Compensation ($)		Total ($)
Richard Haddrill President and Chief Executive Officer	2007	998,000		—		3,134,598	1,537,597	—	(3)	37,750	(4)	5,707,945
Robert Caller Executive Vice President, Chief Financial Officer & Treasurer	2007	340,000		—		41,837	511,964	214,200		6,750	(5)	1,114,751
Michael Gavin Isaacs Executive Vice President and Chief Operating Officer	2007	269,385	(6)	10,000	(7)	163,010	294,005	193,723		150,000	(8)	1,080,123
Robert Luciano Chief Technology Officer	2007	250,000		50,000	(9)	—	1,986,900	171,000		—		2,457,900
Ramesh Srinivasan Executive Vice President, Bally Systems	2007	275,000		—		75,313	394,969	188,100		—		933,382

(1)
Amounts shown reflect the dollar value recognized, before forfeiture assumptions, by the Company for financial statement reporting purposes in accordance with SFAS 123R, for the fiscal year ended June 30, 2007. Assumptions used to determine these values can be found in Note 12, Share-Based Compensation, of Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2007.

(2)
Represents cash portion of annual incentive award earned for performance during fiscal year 2007 under the MIP.

(3)
The Haddrill Agreement does not contemplate participation in the MIP.

(4)
Includes one club membership fee paid for by the Company ($29,000), spousal travel ($2,000) and the Company's matching contribution to Mr. Haddrill's 401(k) ($6,750).

(5)
Represents Company's matching contribution to Mr. Caller's 401(k).

(6)
Represents Mr. Isaacs' pro-rated annual base salary since he commenced employment after the start of fiscal year 2007. Per the Isaacs Agreement, Mr. Isaacs' annual salary is $340,000 per year.

(7)
Represents signing bonus paid upon commencement of Mr. Isaacs' employment.

(8)
Pursuant to the Isaacs Agreement, Mr. Isaacs is entitled to $150,000 allowance to assist in transition from expatriate to permanent US-based employee.

(9)
Represents guaranteed bonus per the Luciano Agreement. For additional detail see "Compensation Discussion & Analysis—Individual Named Executive Officer Compensation—Annual Cash Incentive Programs."

Fiscal Year 2007 Grants of Plan-Based Awards

        The following table sets forth information concerning awards of stock options and restricted stock made to each of the Named Executive Officers during fiscal year 2007.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
						All Other Stock Awards: Number of Shares of Stock or Units(2) (#)		All Other Option Awards: Number of Securities Underlying Options(2) (#)	Exercise or Base Price of Option Awards(3) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)
Richard Haddrill			—	—	—	—		—	—	—
Robert Caller	8/9/2006 9/12/2006	8/9/2006 9/12/2006	81,600 —	204,000 —	346,800 —	— 2,461	(5)	— —	— —	— 41,837
Michael Gavin Isaacs	8/9/2006 9/1/2006 9/1/2006	8/9/2006 5/22/2006 5/22/2006	68,000 — —	170,000 — —	289,000 — —	— 50,000 —		— — 150,000	— — 15.73	— 786,500 1,418,580
Robert Luciano	8/9/2006	8/9/2006	60,000	150,000	255,000	—		—	—	—
Ramesh Srinivasan	8/9/2006 9/12/2006	8/9/2006 9/12/2006	66,000 —	165,000 —	280,500 —	— 3,172	(5)	— —	— —	— 53,924

(1)
Represents cash incentive opportunities under the Company's MIP plan.

(2)
All shares were issued under the Amended and Restated Plan with the exception of Mr. Isaacs' stock option grant. Mr. Isaacs' inducement grant of stock options was issued upon hire as permitted by the rules of the NYSE.

(3)
The exercise price reflects the closing price of a share of the Company's common stock on the grant date.

(4)
Represents the fair value of equity granted, determined in accordance with SFAS 123R, adjusted, however, to exclude the effects of estimated forfeitures. Assumptions used to determine these values can be found in Note 12, Share-Based Compensation, of Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2007.

(5)
Represents the portion of annual incentive paid in shares of restricted stock for performance during fiscal year 2006. The shares granted to Mr. Caller vested immediately upon grant, whereas the shares granted to Mr. Srinivasan vest on the first anniversary of the date of grant.

Employment Agreements with Named Executive Officers

        The following contains brief summaries of certain provisions of the employment agreements with each of the Named Executive Officers. Provisions providing for severance and change in control payments are described in the "Potential Payments upon Termination or Change in Control at Fiscal Year-End 2007" section of this proxy.

        Haddrill Employment Agreement.    On June 30, 2004, the Company entered into the Haddrill Agreement, effective as of October 1, 2004. The Haddrill Agreement provided for an initial salary of $980,000 per year, a grant of 500,000 stock options, $6,500,000 in RSUs and other benefits, and required Mr. Haddrill to purchase $1,000,000 of Company common stock in the open market using his personal funds. The Haddrill Agreement was amended on December 22, 2004 to provide for, among other things, a grant of an additional 300,000 stock options and $1,900,000 in RSUs. The Haddrill Agreement was amended for a second time effective as of June 13, 2005, to document the terms and conditions of the acceleration of certain of Mr. Haddrill's stock options, which was approved by the Board of Directors on June 13, 2005 as well as to conform the terms of Mr. Haddrill's RSUs to Section 409A of the Code.

        On June 21, 2006, the Haddrill Agreement was amended for a third time. This amendment provided that Mr. Haddrill's term of employment was extended from October 1, 2007, to January 1, 2009 and that Mr. Haddrill's salary, beginning July 1, 2006, was increased from $980,000 to $998,000. This amendment also provided that, subject to the approval of the Compensation Committee, Mr. Haddrill would receive an additional 200,000 options to purchase common stock and a number of shares of restricted common stock having a value equal to $1,400,000 as of the date of grant.

        The Haddrill Agreement also prohibits Mr. Haddrill from entering into business arrangements with specific competitors for a period of two years, or from engaging in activities that compete with the Company for one year after termination, regardless of the reason for termination. Mr. Haddrill is prohibited from soliciting the Company's customers, employees or consultants for one year after termination, regardless of the reason for termination.

        Caller Employment Agreement.    On March 13, 2006, the Company entered into the Caller Agreement, effective as of April 1, 2006 through September 30, 2009. Pursuant to the Caller Agreement, Mr. Caller receives an annual salary of $340,000. For fiscal year 2007, Mr. Caller was guaranteed a minimum performance bonus of $160,000 under the MIP. For fiscal years 2008 and 2009, Mr. Caller's target performance bonus is $204,000, but with a maximum of $347,000. For the period from July 1, 2009 to September 30, 2009, Mr. Caller's bonus will be at least $51,000. The Company may pay up to 30% of any performance bonus in shares of restricted stock. Mr. Caller also received a one time signing bonus payment of $100,000, subject to certain relocation conditions, as well as reimbursement for expenses incurred in connection with trips related to his relocation to Las Vegas. Mr. Caller also received a grant of 175,000 stock options pursuant to the Caller Agreement.

        The Caller Agreement prohibits Mr. Caller from engaging in activities that compete with the Company for one year after termination for Cause or upon voluntary termination, and for the duration he receives salary continuation after a termination without Cause. Mr. Caller is prohibited from soliciting the Company's customers, employees or consultants for one year after termination, regardless of the reason for termination.

        Isaacs Employment Agreement.    On June 19, 2006, the Company entered into the Isaacs Agreement, effective September 1, 2006. Pursuant to the Isaacs Agreement, Mr. Isaacs receives an annual salary of $340,000 and is entitled to participate in the MIP as well as the Company's employee benefit programs. Mr. Isaacs target performance bonus is $204,000 per year, but with a maximum of $347,000 per year. The Company may pay up to 30% of the amount of any bonus in restricted stock. Mr. Isaacs also received a one time signing bonus payment of $10,000 and receives an annual allowance of $150,000 for a period of two years in respect of his transition to becoming a permanent United States-based employee. Mr. Isaacs also received a grant of 150,000 options as well as 50,000 shares of the Company's restricted stock pursuant to the Isaacs Agreement.

        The Isaacs Agreement prohibits Mr. Isaacs from soliciting the Company's customers, employees or consultants for one year after termination, regardless of the reason for termination.

        Luciano Employment Agreement.    On March 2, 2004, the Company entered into the Luciano Agreement. The Luciano Agreement provides for a base salary, which is currently set at $250,000 per year, an annual bonus of $50,000 and participation in the MIP. On April 13, 2005, the Company entered into an amendment to the Luciano Agreement (the "Luciano Amendment") providing for, among other things, the grant of 600,000 stock options.

        The Luciano Agreement prohibits Mr. Luciano from engaging in activities that compete with the Company for three and one half years from March 2, 2004, and one year after termination for Cause or upon voluntary termination. The Luciano Agreement also provides that the Company may elect to extend the non-competition period for an additional 12 months beyond its then current term by agreeing to pay Mr. Luciano an additional $250,000 and the continued vesting of all option awards if the election occurs prior to the termination of Mr. Luciano without Cause. Mr. Luciano is prohibited from soliciting the Company's customers, employees or consultants for six months after termination, regardless of the reason for termination.

        Srinivasan Employment Agreement.    On March 9, 2005, the Company entered into the Srinivasan Agreement. The Srinivasan Agreement provides for a base salary, which is currently set at $275,000 per year, an annual bonus of up to 100% of Mr. Srinivasan's base salary, but in no case less than $50,000, as well as participation in the MIP. Mr. Srinivasan also received a grant of 300,000 stock options and 20,000 shares of restricted stock pursuant to the Srinivasan Agreement.

        The Srinivasan Agreement prohibits Mr. Srinivasan from engaging in activities that compete with the Company for one year after termination for Cause or upon voluntary termination, and for the duration he receives salary continuation after a termination without Cause. Mr. Srinivasan is prohibited from soliciting the Company's customers, employees or consultants for one year after termination, regardless of the reason for termination.

Outstanding Equity Awards at Fiscal Year-End 2007

        The following table sets forth the outstanding equity awards held by the Named Executive Officers as of June 30, 2007.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)
Richard Haddrill	50,000 195,000 405,000 95,000 133,333 35,000 — — —	— — — — 166,667 — 200,000 — —	(2) (3)	$15.55 24.65 17.16 17.16 13.35 14.77 15.07 — —	4/23/2013 4/8/2011 6/30/2014 10/27/2014 12/22/2014 6/13/2015 6/21/2016 — —	— — — — — — — 125,677 92,654	(4) (5)	$	— — — — — — — 3,320,386 2,447,919
Robert Caller	70,000	105,000	(6)	16.99	4/3/2016	—			—
Michael Gavin Isaacs	— —	150,000 —	(7)	15.73 —	9/1/2016 —	— 50,000	(8)		— 1,321,000
Robert Luciano	240,000 120,000	360,000 480,000	(9) (10)	11.16 14.27	1/18/2015 7/1/2015	— —			— —
Ramesh Srinivasan	195,000 — —	105,000 — —	(11)	11.30 — —	3/9/2015 — —	— 10,000 3,172	(12) (13)		— 264,200 83,804

(1)
Calculated based on the closing price of a share of Company common stock of $26.42 on June 29, 2007.

(2)
Stock options vest and become exercisable on October 1, 2007.

(3)
Stock options vest and become exercisable as to 66,667 shares on each of February 28, 2008 and July 31, 2008 and 66,666 shares on January 1, 2009.

(4)
RSUs vest on October 1, 2007.

(5)
Restricted stock vests as to 26,499 shares on July 1, 2008 and 66,155 shares on January 1, 2009.

(6)
Stock options vest and become exercisable as to 50,000 shares on June 30, 2008 and 55,000 shares on September 30, 2009.

(7)
Stock options vest and become exercisable in four equal installments of 37,500 shares on each of September 1, 2007, September 1, 2008, September 1, 2009 and September 1, 2010.

(8)
Restricted stock vests as to 25,000 shares on September 1, 2008 and 12,500 shares on each of September 1, 2009 and September 1, 2010.

(9)
Stock options vest and become exercisable in three equal installments of 120,000 shares on each of January 18, 2008, January 18, 2009, and January 18, 2010.

(10)
Stock options vest and become exercisable in four equal installments of 120,000 shares on each of July 1, 2007, July 1, 2008, July 1, 2009, and April 13, 2010.

(11)
Stock options vest and become exercisable as to 70,000 shares on March 9, 2008 and 35,000 shares on September 2, 2008.

(12)
Restricted stock vests in its entirety on September 2, 2008.

(13)
Restricted stock vests in its entirety on September 12, 2007.

Option Exercises and Stock Vested in Fiscal Year 2007

        The following table sets forth information concerning value realized by each of the Named Executive Officers upon the vesting of stock awards during fiscal year 2007. No Named Executive Officer exercised any stock options during fiscal year 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Richard Haddrill	—	—	203,930	(1)	3,735,503
Robert Caller	—	—	2,461	(2)	41,837
Michael Gavin Isaacs	—	—	—		—
Robert Luciano	—	—	—		—
Ramesh Srinivasan	—	—	—		—

(1)
Represents RSUs which vested during fiscal 2007. 78,254 RSUs vested on October 25, 2006 upon the Compensation Committee's determination that Mr. Haddrill had attained the strategic measures necessary to qualify for accelerated vesting including completion of the approved SOX remediation plan, development of succession assessment and process for key executive positions, and development of a three-year industry and business growth assessment, and 125,676 RSUs vested on October 1, 2006. RSUs are mandatorily deferred pursuant to the Haddrill Agreement.

(2)
Represents shares of restricted stock issued as a bonus for performance during fiscal year 2006 which vested immediately upon grant on September 12, 2006.

Fiscal Year 2007 Non-Qualified Deferred Compensation

        The following table sets forth information regarding deferrals by the Named Executive Officers under Non-Qualified Deferred Compensation Plans during fiscal year 2007.

Name	Executive Contributions in Last FY ($)		Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Richard Haddrill(1)	$3,735,521	(2)	—	$4,460,047	(3)	—	$12,843,105	(4)
Robert Caller	—		—	—		—	—
Michael Gavin Isaacs	—		—	—		—	—
Robert Luciano	—		—	—		—	—
Ramesh Srinivasan	—		—	—		—	—

(1)
Deferrals made pursuant to the Haddrill Agreement, which requires mandatory deferral of RSUs upon vesting. The Company does not maintain any other deferred compensation plans or arrangements for the Named Executive Officers.

(2)
Represents the market value of shares deliverable in settlement of RSUs at their vesting date, where the executive is required to defer settlement to a future date. Such a deferral has the effect of delaying the date at which the Company will deliver shares to the executive in settlement, but does not result in additional compensation expense for financial reporting purposes in connection with the award or enhance the value of the award to the executive except by virtue of the delay in taxation. Contribution amount includes $2,584,228 in compensation as reported in the Summary Compensation Table for Fiscal Year 2007.

(3)
Represents earnings on deferred shares from the date of vesting, to the extent it occurred in fiscal year 2007, based on the change in stock price between vesting and fiscal year end.

(4)
Represents balance of RSUs required to be deferred. RSUs will be issued as to 75% of shares on the later of (i) October 1, 2007, (ii) the first date payment is no longer subject to limits of section 162(m) of the Code, or (iii) if before October 1, 2007, upon termination and payment no longer being subject to Section 162(m) of the Code. The remaining RSUs will be issued the later of (i) October 1, 2008, (ii) the first date payment is no longer subject to the limit of Section 162(m) of the Code, or (iii) if before October 1, 2008, upon termination and payment no longer being subject to 162(m) of the Code. Balance amount includes $2,584,228 in compensation as reported in the Summary Compensation Table for Fiscal Year 2007.

Potential Payments upon Termination or Change in Control at Fiscal Year-End 2007

        The following tables set forth certain information regarding potential payments and other benefits that would have been provided to each of the Named Executive Officers upon a change in control of the Company and/or upon a termination of the Named Executive Officer's employment at fiscal year-end 2007. For purposes of this section, "CIC" shall mean a change in control of the Company. All other capitalized terms included in quotes are defined following the summary of the respective agreement.

        Haddrill Employment Agreement.    The Haddrill Agreement, as amended, provides that if Mr. Haddrill's employment is terminated by the Company other than for cause or by Mr. Haddrill for "Good Cause," Mr. Haddrill will receive severance pay in an amount equal to his base salary for one year from the date of termination or until the expiration of the term of the Haddrill Agreement, whichever occurs first. Further, Mr. Haddrill shall be entitled to retain the rights granted under the RSUs provided that the vesting of the RSUs shall be pro rated through the twelve-month period following the month in which the termination occurs, and the sales restrictions on the stock options granted pursuant to the Haddrill Agreement, as amended, shall lapse as to a pro rata portion of such options through the date of termination. Upon a

"Change in Control," Mr. Haddrill will receive a payment of $980,000 and will be entitled to retain all of the RSUs and stock options granted pursuant to the Haddrill Agreement, all of which will vest immediately upon the Change in Control, and the sale restrictions on the stock options will immediately lapse. To the extent any excise taxes are imposed under Section 4999 of the Code, Mr. Haddrill will be entitled to additional payments to offset the additional excise taxes and additional income taxes or interest penalties associated with the additional payments.

Post-employment Payments—Richard Haddrill

Executive Payments and Benefits upon Termination/CIC	Involuntary Termination for Cause	Involuntary Termination Without Cause	CIC without Termination		CIC with Termination for Good Reason or Without Cause		Death	Disability
Severance	$0	$998,000	$998,000		$998,000		$998,000	$998,000
Long-term Incentive(1)
—Acceleration of Unvested Stock Options	0	2,178,338	4,448,338	(2)	4,448,338		0	4,448,338	(4)
—Acceleration of Unvested RS/RSUs	0	5,197,124	5,768,305		5,768,305		0	5,768,305	(4)
280G Tax Gross-up	N/A	N/A	0	(3)	0	(3)	N/A	N/A

Total	$0	$8,373,462	$11,214,643		$11,214,643		$998,000	$11,214,643

(1)
Equity awards valued at the closing price of a share of Company stock of $26.42 as of June 30, 2007. Amount represents the intrinsic value of stock options vesting at termination.

(2)
Mr. Haddrill's 2004 equity awards were issued prior to the Plan Amendment which eliminated accelerated vesting upon a CIC. Therefore, the Plan Amendment does not apply this equity award.

(3)
Under the Haddrill Agreement, if payments are subject to excise taxes imposed under Section 4999 of the Code the Company will pay Mr. Haddrill an additional "gross-up" amount so that his after-tax benefits are the same as though no excise tax had applied. As of June 30, 2007, no gross-up payment is required.

(4)
If Permanently Disabled, Mr. Haddrill would receive severance payments and accelerated vesting on previously issued equity awards. If Mr. Haddrill is unable to discharge his duties for six or more consecutive months or for non-continuous periods aggregating to twenty-two weeks in any twelve month period as a result of illness or incapacity, Mr. Haddrill would be entitled only to severance.

        For purposes of the Haddrill Agreement:

  •
  "Change of Control" means (i) the acquisition, directly or indirectly, by any unaffiliated person, entity or group of beneficial ownership of more than 50% of the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; (ii) consummation of (1) a reorganization, merger or consolidation of the Company, or (2) a liquidation or dissolution of the Company or (3) a sale of all or substantially all of the assets of the Company (whether such assets are held directly or indirectly) to any unaffiliated person, entity or group; or (iii) the individuals who as of the date of the Haddrill Agreement are members of the Board of Directors (together with any directors elected or nominated by a majority of such individuals) cease for any reason to constitute at least a majority of the members of the Board of Directors; except that any event or transaction which would be a "Change of Control" under (i) or (ii) (1) of this definition, shall not be a Change of Control if persons who were the equity holders of the Company immediately prior to such event or transaction (other than the acquiror in the case of a reorganization, merger or consolidation), immediately thereafter, beneficially own more than 50% of the combined voting power of the Company's or the reorganized, merged or consolidated company's then outstanding voting securities entitled to vote generally in the election of directors.

  •
  "Good Cause" means the occurrence of any one or more of the following events without the consent of Mr. Haddrill: (i) the assignment to Mr. Haddrill of any duties materially inconsistent with his duties and position as set forth in the Haddrill Agreement (including, without limitation, status, titles and reporting requirements), or any other action by the Company that results in a material diminution in such duties or position, excluding for this purpose isolated and inadvertent action not taken in bad faith and remedied by the Company promptly after receipt of notice thereof given by Mr. Haddrill; (ii) a reduction by the Company in Mr. Haddrill's base salary or participation in any other compensation plan, program, arrangement or benefit below that Mr. Haddrill is entitled to under the Haddrill Agreement; (iii) the Company's requiring Mr. Haddrill to be based anywhere other than the Las Vegas, Nevada area, except for reasonably required travel on business of the Company; or (iv) any material breach by the Company of any provision of the Haddrill Agreement and such breach continues for a period of thirty (30) days after the Company's receipt of written notice from Mr. Haddrill providing a reasonable description of the material breach claimed by Mr. Haddrill.

        Caller Employment Agreement.    If Mr. Caller's employment is terminated without "Cause" or if Mr. Caller terminates his employment as a result of a "Diminution of Duties" occurring within one year following a "Change in Control," he shall continue to receive his salary for one year immediately following such termination, unless such termination occurs on or after September 30, 2008, in which case he will only receive such payments until September 30, 2009. In the event Mr. Caller terminates his employment as a result of a Diminution of Duties occurring within one year following a Change in Control, each unvested installment of options granted pursuant to the Caller Agreement will be deemed to have vested on the date of such termination and shall be exercisable for one year from such date. If Mr. Caller's employment is terminated without Cause, any installment that would have vested within one year of the date of termination will vest and, along with any other previously vested options, shall be exercisable for one year thereafter. If Mr. Caller's employment is terminated with Cause or if he quits for any reason, he will have ninety days to exercise any options that have vested as of the date of such termination.

Post-employment Payments—Robert Caller

Executive Payments and Benefits upon Termination/CIC	Involuntary Termination for Cause	Involuntary Termination Without Cause		CIC without Termination	CIC with Termination for Good Reason or Without Cause	Death	Disability
Severance	$0	$340,000		$0	$340,000	$0	$0
Long-term Incentive(1)
—Acceleration of Unvested Stock Options	0	471,500	(2)	0	943,000	0	943,000
—Acceleration of Unvested RS/RSUs	0	0		0	0	0	0
280G Tax Gross-up	N/A	N/A		N/A	N/A	N/A	N/A

Total	$0	$811,500		$0	$1,283,000	$0	$943,000

(1)
Equity awards valued at the closing price of a share of Company stock of $26.42 as of June 30, 2007. Amount represents the intrinsic value of stock options vesting at termination.

(2)
Pursuant to the Caller Agreement, upon termination without Cause, options that would have vested within one year of termination will vest.

        For purposes of the Caller Agreement:

  •
  "Cause" means the occurrence of any of the following events as determined by the Company, upon reasonable investigation, in its judgment and discretion, (i) a substantial act or omission which is dishonest or fraudulent against the Company; (ii) a conviction of a felony or conviction of a gross misdemeanor involving moral turpitude or criminal conduct against any person or property, including without limitation, the Company; (iii) a substantial act or omission that constitutes willful misconduct in the performance of Mr. Caller's job responsibilities or material failure to adhere to the Company's legal policies; (iv) any improper or illegal act, omission or pattern of conduct in the performance of Mr. Caller's job responsibilities, which is not remedied by Mr. Caller within thirty days of Mr. Caller's receipt of written notice from the Company; (v) a breach of the Company's then-current corporation employment policies, procedures and rules; (vi) any material breach of the Caller Agreement by Mr. Caller; or (vii) failure to comply with any provision of the gaming laws of the State of Nevada or the rules and regulations of the Nevada Gaming Control Board or the Nevada Gaming Commission or any gaming law, ordinance, rule or regulation of any city or county having jurisdiction, or the gaming laws, regulations and rules of any other nation, state, county or other jurisdiction in which the Company may be doing business at any time which will materially and negatively affect the registration and licensing of the Company.

  •
  "Change of Control" means the occurrence of any of the following events: (i) the consummation of a tender for or purchase of more than fifty percent (50%) of the Company's capital stock by a third party, excluding the initial public offering by the Company of any class of its capital stock; (ii) a merger, consolidation or recapitalization of the Company such that the stockholders of the Company immediately prior to the consummation of such transaction possess less than fifty percent of the voting securities of the surviving entity immediately after the transaction; or (iii) the sale, lease or other disposition of all or substantially all of the assets of the Company.

  •
  A "Diminution of Duties" means any change in Mr. Caller's title, job duties and responsibilities that alters or modifies his employment duties and responsibilities with the Company, including any salary reduction, in any manner that results in a material diminution or reduction of his work duties and responsibilities that occurs following a Change of Control of the Company.

        Isaacs Employment Agreement.    If Mr. Isaacs' employment is terminated without "Cause" or if Mr. Isaacs terminates his employment as a result of and within one year of a reduction in salary, he shall continue to receive his salary for one year immediately following such termination. Mr. Isaacs shall also be entitled to one year of salary upon cessation of his employment if (i) Mr. Isaacs' salary is less than $490,000 at the second anniversary of the effective date of the Isaacs Agreement, (ii) Mr. Isaacs terminates his employment within 30 days of such second anniversary and (iii) the Company elects to make such payments as consideration for Mr. Isaacs agreement not to compete for a period of one year from the date of termination. Any such payments subsequent to termination shall be subject to offset in respect of any income Mr. Isaacs earns from any other employment during such one year period.

Post-employment Payments—Michael G. Isaacs

Executive Payments and Benefits upon Termination/CIC	Involuntary Termination for Cause	Involuntary Termination Without Cause		CIC without Termination		CIC with Termination for Good Reason or Without Cause		Death	Disability
Severance	$0	$340,000		$0		$340,000		$0	$0
Annual Allowance	0	150,000	(1)	0		150,000	(1)	0	0
Long-term Incentive(2)
—Acceleration of Unvested Stock Options	0	0		1,603,500	(3)	1,603,500		0	1,603,500
—Acceleration of Unvested RS	0	0		1,321,000		1,321,000		0	1,321,000
280G Tax Gross-up	N/A	N/A		N/A		N/A		N/A	N/A

Total	$0	$490,000		$2,924,500		$3,414,500		$0	$2,924,500

(1)
Pursuant to the Isaacs Agreement, Mr. Isaacs' is entitled to $150,000 allowance to assist in transition from expatriate to permanent US-based employee. This amount would have been paid quarterly during fiscal 2008.

(2)
Equity awards valued at the closing price of a share of Company stock of $26.42 as of June 30, 2007. Amount represents the intrinsic value of stock options vesting at termination.

(3)
Mr. Isaacs' equity awards were issued prior to the Plan Amendment which eliminated accelerated vesting upon a CIC. Therefore, the Plan Amendment does not apply to his equity awards.

        For purposes of the Isaacs Agreement, "Cause" means any of the following: (i) an act or omission which is dishonest or fraudulent involving work related conduct or the commission by Mr. Isaacs of any act or the suffering by him of any occurrence or state of facts, which renders him incapable of performing his duties under the Isaacs Agreement, or which adversely affects or could reasonably be expected to adversely affect the Company's business reputation; (ii) a formal charge or conviction of a felony, a gross misdemeanor involving moral turpitude or criminal conduct against any person or property, including without limitation, the Company; (iii) Mr. Isaacs failure to diligently or effectively perform and comply with his duties under any provision of the Isaacs Agreement or any duty as directed from time to time by the Company, including the Company's then current policies, procedures and rules; (iv) any breach by Mr. Isaacs of any of the terms of, or the failure to perform any covenant contained in, the Isaacs Agreement; (v) Mr. Isaacs disclosure, improper use or of or failure to protect the Company's confidential, proprietary or trade secret information; (vi) Mr. Isaacs death or upon some other condition which renders him unable to perform the essential functions of his job, with or without accommodation; (vii) failure to comply with any provision of the gaming laws of the State of Nevada or the rules and regulations of the Nevada Gaming Control Board or the Nevada Gaming Commission or any gaming law, ordinance, rule or regulation of any city or county having jurisdiction, or the gaming laws, regulations and rules of any other nation, state, county or other jurisdiction in which the Company may be doing business at any time which will materially and negatively affect the registration and licensing of the Company, including failure to maintain or have suspended, revoked or denied any applicable license, permit or card required by the state or a political subdivision thereof; or (viii) Mr. Isaacs' commission of any action or the existence of any state of facts which would constitute "cause" under Nevada law.

        Luciano Employment Agreement.    If Mr. Luciano is terminated without "Cause" he will receive severance benefits in an amount determined by annualizing the amount Mr. Luciano would have received in respect of the number of full months served in the fiscal year in which he is terminated. The Luciano Amendment also provides that if Mr. Luciano is terminated without cause, any stock options that had vested at the time of termination shall remain outstanding and exercisable until the first anniversary of the date of termination, but in no event beyond the original term of such options.

Post-employment Payments—Robert Luciano

Executive Payments and Benefits upon Termination/CIC	Involuntary Termination for Cause	Involuntary Termination Without Cause		CIC without Termination		CIC with Termination for Good Reason or Without Cause		Death	Disability
Severance	$0	$250,000		$0		$250,000		$0	$0
Management Incentive Payout	0	171,000	(1)	0		150,000	(1)	0	0
Long-term Incentive(2)
—Acceleration of Unvested Stock Options	0	0		11,325,600	(3)	11,325,600		0	11,325,600
—Acceleration of Unvested RS	N/A	N/A		N/A		N/A		N/A	N/A
280G Tax Gross-up	N/A	N/A		N/A		N/A		N/A	N/A

Total	$0	$421,000		$11,325,600		$11,725,600		$0	$11,325,600

(1)
Pursuant to the Luciano Agreement, Mr. Luciano is entitled to a pro-rata payout under the MIP based on actual performance.

(2)
Equity awards valued at the closing price of a share of Company stock of $26.42 as of June 30, 2007. Amount represents the intrinsic value of stock options vesting at termination.

(3)
Mr. Luciano's equity awards were issued prior to the Plan Amendment which eliminated accelerated vesting upon a CIC. Therefore, the Plan Amendment does not apply to his equity awards.

        For purposes of the Luciano Agreement, "Cause" means any of the following events, as determined by the Company, upon reasonable investigation, in its judgment and discretion, (i) a material act or omission which is dishonest or fraudulent against the Company; (ii) a conviction of a felony or conviction of a gross misdemeanor involving moral turpitude or criminal conduct against any person or property, including without limitation, the Company; (iii) a substantial act or omission that constitutes willful misconduct in the performance of Mr. Luciano's job responsibilities or material failure to adhere to Company policies; (iv) a substantial act, omission or pattern of conduct in the performance of Mr. Luciano's job responsibilities, which constitutes failure to meet satisfactory, work standards, of which Mr. Luciano shall have thirty days written notice from the Company to effect a cure thereof; (v) any material breach of the Luciano Agreement, of which Mr. Luciano shall have thirty days after written notice describing the particulars of the default to effect a cure thereof; and (vi) failure to comply with any provision of the gaming laws of the State of Nevada or the rules and regulations of the Nevada Gaming Control Board or the Nevada Gaming Commission or any gaming law, ordinance, rule or regulation of any city or county having jurisdiction, or the gaming laws, regulations and rules of any other nation, state, county or other jurisdiction in which the Company may be doing business at any time which will materially and negatively affect the registration and licensing of the Company, of which Mr. Luciano shall have thirty days' written notice from the Company to effect a cure thereof.

        Srinivasan Employment Agreement.    If Mr. Srinivasan's employment is terminated without "Cause" or if he resigns following a "Change in Control" or "Material Diminution of Duties," Mr. Srinivasan will receive an amount equal to his base salary for the twelve months after the date of termination, offset by any compensation he receives that is attributable to other employment during the six-month period that begins six months after the date of termination. In addition, upon the occurrence of a Change in Control, Mr. Srinivasan shall be entitled to receive any additional acceleration in benefits, financial packages, stock options and restricted stock, and compensation accorded to the Company's other senior executives, except for those that may be accorded to the Company's Chief Executive Officer and Chief Financial Officer.

Post-employment Payments—Ramesh Srinivasan

Executive Payments and Benefits upon Termination/CIC	Involuntary Termination for Cause	Involuntary Termination Without Cause	CIC without Termination		CIC with Termination for Good Reason or Without Cause	Death	Disability
Severance	$0	$275,000	$0		$275,000	$0	$0
Long-term Incentive(1)
—Acceleration of Unvested Stock Options	0	0	1,587,600	(2)	1,587,600	0	1,587,600
—Acceleration of Unvested RS/RSUs	0	0	348,004	(2)	348,004	0	348,004
280G Tax Gross-up	N/A	N/A	N/A		N/A	N/A	N/A

Total	$0	$275,000	$1,935,604		$2,210,604	$0	$1,935,604

(1)
Equity awards valued at the closing price of a share of Company stock of $26.42 as of June 30, 2007. Amount represents the intrinsic value of stock options vesting at termination.

(2)
Mr. Srinivasan's equity awards were issued prior to the Plan Amendment which eliminated accelerated vesting upon a CIC. Therefore, the Plan Amendment does not apply to his equity awards.

        For the purposes of the Srinivasan Agreement:

  •
  "Cause" means any of the following: (i) Mr. Srinivasan's clear and substantiated insubordination, fraud, disloyalty, dishonesty, willful misconduct, or gross negligence in the performance of his duties under the Srinivasan Agreement, including willful failure to perform such duties as may properly be assigned to him under the Srinivasan Agreement; (ii) Mr. Srinivasan's material breach of any material provision of the Srinivasan Agreement; (iii) Mr. Srinivasan's failure to qualify (or having so qualified being thereafter disqualified) under any suitability or licensing requirement of any jurisdiction or regulatory authority to which he may be subject by reason of his position with the Company and its affiliates or subsidiaries; (iv) Mr. Srinivasan's commission of a crime against the Company or violation of any law, order, rule, or regulation pertaining to the Company's business; (v) Mr. Srinivasan's inability to perform the job functions and responsibilities assigned in accordance with reasonable standards established from time to time by the Company in its sole and reasonable discretion; and (vi) the Company's obtaining from any reliable source accurate information with respect to Mr. Srinivasan that would, in the reasonable opinion of the Company, jeopardize the gaming licenses, permits, or status of the Company or any of its subsidiaries or affiliates with any gaming commission, board, or similar regulatory or law enforcement authority.

  •
  "Change of Control" means any of the following: (i) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated; (ii) the consummation of the sale, lease, or other disposition of all or substantially all of the assets of the Company; (iii) the tender of more than 50 percent of the Company's capital stock to a non-affiliate or a merger, consolidation, or recapitalization of the Company with a non-affiliate such that the stockholders of the Company immediately prior to the consummation of such transaction possess less than 50 percent of the voting securities of the surviving entity immediately after the transaction; or (iv) the individuals who, as of the date of the Srinivasan Agreement, were members of the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors.

  •
  "Diminution of Duties" means that Mr. Srinivasan's duties shall be deemed to have been materially diminished if he no longer reports to the president and chief executive officer of the Company or if his position or title or duties are otherwise substantially diminished.

Certain Relationships and Related Transactions

        Mr. Kirschbaum until his death in August 2006, was a director of the Company and the sole stockholder, director and officer of Kirkland Investment Corporation ("KIC"), which, effective July 1, 2004, was party to an Advisory Services Agreement that called for the Company to pay KIC $600,000 annually for advisory and related services for a period of three and one-half years. In August 2006, the Company made its last payment under the advisory agreement as a result of Mr. Kirschbaum's death.

        The Company also leases a warehouse and office facility from an entity owned by Mr. Luciano, the Company's Chief Technology Officer (and a Named Executive Officer). The lease was assumed in connection with the Company's acquisition of SDG. Rental payments for the fiscal year ended June 30, 2007 totaled $448,000. The Company is obligated to make an aggregate of $1,083,000 in future payments under the current terms of the lease.

        It is the Company's general policy not to enter into related-party transactions. To the extent a related party has an interest in a transaction, the Board of Directors reviews such transaction, the related party's interest and determines whether such transaction is in the best interests of the Company and its stockholders.

Compensation Committee Interlocks and Insider Participation

        During the fiscal year ended June 30, 2007, Messrs. André, Robbins, and Verner served on the Compensation Committee of the Board of Directors. During the fiscal year ended June 30, 2007, there were no relationships or transactions between the Company and any member of the Compensation Committee requiring disclosure hereunder.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of the Company's common stock and other equity securities. To the Company's knowledge, all Section 16(a) filing requirements applicable to the Company's directors, executive officers, and greater than 10 percent beneficial owners were complied with on a timely basis during the fiscal year ended June 30, 2007.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

Stockholder Proposals for the 2008 Annual Meeting of Stockholders

        The Company expects that the date of the 2008 Annual Meeting of Stockholders will be more than thirty days before or after the one-year anniversary of the Meeting. Therefore, as required by SEC rules and the Company's Bylaws, the Company will publicly disclose the deadlines for stockholders interested in submitting a proposal, including the nomination of a candidate for director, for inclusion in the Company's proxy statement and form of proxy for the 2008 Annual Meeting of Stockholders (i) pursuant to SEC Rule 14a-8 promulgated under the Exchange Act, and (ii) pursuant to the Company's Bylaws, which, subject to certain limitations, requires a stockholders to submit written notice of such proposals not less than sixty days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting.

Stockholder Nominations for Director

        The Nominating and Corporate Governance Committee will consider stockholder nominations of candidates for director if timely written notice is received by the Company as set forth above under "—Stockholder Proposals for the 2008 Annual Meeting of Stockholders" with respect to notice of proposals to be considered at the 2008 Annual Meeting of Stockholders. Notices of stockholder nominations must include (1) as to each person the stockholder proposes to nominate for election, all information with respect to such nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A promulgated under the Exchange Act including such nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (2) as to the stockholder giving notice of such nomination, (i) the name and address of such stockholder as set forth on the books of the Company, and (ii) the class and number of shares of common stock which are owned beneficially and of record by such stockholder.

ADDITIONAL INFORMATION

        The Company undertakes to provide any person without charge a copy of any of the documents referenced in this Proxy Statement as being available upon written request, including the respective charters of the Nominating and Corporate Governance, Compensation, and Audit Committees, the Code of Ethics, and the Corporate Governance Guidelines, upon receipt of such a written request indicating which document is being requested. Requests should be addressed to: Bally Technologies, Inc., 6601 South Bermuda Road, Las Vegas, Nevada 89119, Attention: Corporate Secretary.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold common stock directly. Requests should be addressed to: Bally Technologies, Inc., 6601 South Bermuda Road, Las Vegas, Nevada 89119, telephone (702) 584-7700, Attention: Corporate Secretary.

OTHER MATTERS

        The Board of Directors does not know of any other matter that will be brought before the Meeting. However, if any other matter that may properly be acted upon properly comes before the Meeting or any adjournment or postponement thereof, the proxies solicited hereby will be voted on such matter in accordance with the discretion of the proxy holders named therein.

        You are urged to sign, date, and return the enclosed proxy card in the envelope provided. No further postage is required if the envelope is mailed within the United States. If you later decide to attend the Meeting and wish to vote your shares, you may do so. Your cooperation in giving this matter your prompt attention is appreciated.

BY ORDER OF THE BOARD OF DIRECTORS

Mark Lerner Senior Vice President, General Counsel and Secretary

Appendix A

Independence Guidelines

        No director qualifies as "independent" unless the board of directors affirmatively determines that the director has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). Companies must identify which directors are independent and disclose the basis for that determination.

        In addition, a director is not independent if:

            (i)  The director is, or has been within the last three years, an employee of the listed company, or an immediate family member is, or has been within the last three years, an executive officer, of the listed company.

           (ii)  The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the listed company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

          (iii)  (A) The director or an immediate family member is a current partner of a firm that is the company's internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the listed company's audit within that time.

          (iv)  The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the listed company's present executive officers at the same time serves or served on that company's compensation committee.

           (v)  The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the listed company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.

        An "immediate family member" includes a person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person's home. However, for the purposes of applying the look-back provisions discussed above, individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated, need not be considered.

A-1

Appendix B

Bally Technologies, Inc.
2008 Employee Stock Purchase Plan

1.    PURPOSE

        1.1   The purpose of the Plan is to provide a means by which Employees of the Bally Technologies, Inc. and designated Related Corporations (collectively "the Company") may be given an opportunity to purchase shares of the Common Stock of the Company.

        1.2   The Company, with the assistance of the Plan, seeks to retain the services of its Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

        1.3   The Company intends the Plan to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and the provisions of the Plan shall be construed in a manner consistent with the requirements of Section 423 of the Code.

        1.4   The Company intends that the Purchase Rights granted under the Plan be considered options issued under an Employee Stock Purchase Plan.

2.    DEFINITIONS

        2.1   "Account" means the account maintained on behalf of a Participant to which is credited (i) payroll deductions pursuant to Section 8 and (ii) shares of Common Stock acquired upon exercise of an option pursuant to Section 7.

        2.2   "Authorization Form" means a form established by the Board authorizing payroll deductions as set forth in Section 8 and such other terms and conditions as the Board from time to time may determine.

        2.3   "Board" means the Board of Directors of the Company.

        2.4   "Code" means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein shall be a reference to any successor or amended section of the Code.

        2.5   "Committee" means a committee appointed by the Board in accordance with Section 3.3 of the Plan.

        2.6   "Common Stock" means the common stock of Bally Technologies, Inc. or any securities into which such common stock may be converted.

        2.7   "Company" means Bally Technologies, Inc., collectively with any Related Corporation.

        2.8   "Corporate Transaction" means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

          2.8.1  a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company;

          2.8.2  a sale or other disposition of at least a majority of the voting power of the outstanding equity securities of the Company;

          2.8.3  a merger, consolidation or similar transaction following which the Company is not the surviving controlling corporation;

          2.8.4  a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger,

  consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise; or

          2.8.5  a liquidation or dissolution of the Company.

        2.9   "Director" means a member of the Board.

        2.10  "Eligible Employee" means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

        2.11  "Eligible Earnings" means an Eligible Employee's base salary/base wages, commissions and overtime pay paid during the portion of an Offering during which such Eligible Employee is participating in such Offering. For avoidance of doubt, cash bonuses and other forms of incentive compensation and income generated from stock awards shall not be included in "Eligible Earnings".

        2.12  "Employee" means any person, including Officers and Directors, who is employed for purposes of Section 423(b)(4) of the Code by the Company, but excluding (a) leased employees, as described in Section 414(n) of the Code, and (b) any payroll service bureau or employment agency employee, i.e., an individual for whom the direct pay or compensation with respect to the performance of services for the Company is paid by any outside entity, including, but not limited to, a payroll service bureau or employment agency. The determination whether an individual is a payroll service bureau employee or employment agency employee shall be made solely based on the method of paying the individual for his or her services, without regard to whether the individual is considered a common law employee of the Company for any other purpose. Neither service as a Director nor payment of a Director's fee shall be sufficient to make an individual an Employee of the Company.

        2.13  "Employee Stock Purchase Plan" means a plan that grants Purchase Rights intended to be options issued under an "employee stock purchase plan," as that term is defined in Section 423 of the Code.

        2.14  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        2.15  "Fair Market Value" means the value of a security, as determined in good faith by the Board. If the Common Stock is listed on any established stock exchange or market, the Fair Market Value of the Common Stock, unless otherwise determined by the Board, shall be the closing sales price (rounded up where necessary to the nearest whole cent) for such security (or the closing bid, if no sales were reported for that business day) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the Trading Day prior to the relevant determination date, as reported in The Wall Street Journal or such other source as the Board deems reliable.

        2.16  "Offering" shall means a period of three (3) months, or such other period of time as determined from time to time by the Committee. In no event shall an Offering exceed twenty-seven (27) months. The first Offering shall commence after shareholder approval of the Plan.

        2.17  "Offering Date" means a date selected by the Board for an Offering to commence.

        2.18  "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        2.19  "Participant" means an Eligible Employee who holds an outstanding Purchase Right granted pursuant to the Plan.

        2.20  "Plan" means this Bally Technologies, Inc. 2008 Employee Stock Purchase Plan.

        2.21  "Purchase Date" means the date during an Offering established by the Board on which Purchase Rights granted under the Plan shall be exercised and as of which purchases of shares of Common Stock shall be carried out in accordance with such Offering. A Purchase Date must be a Trading Day.

        2.22  "Purchase Right" means an option to purchase shares of Common Stock granted pursuant to the Plan.

        2.23  "Related Corporation" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

        2.24  "Securities Act" means the Securities Act of 1933, as amended.

        2.25  "Trading Day" means any day the exchange(s) or market(s) on which shares of Common Stock are listed is open for trading.

3.    ADMINISTRATION

        3.1   The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3.3. The Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection therewith or in relation thereto as it deems necessary or advisable, regardless of whether the Board has delegated Plan administration to a Committee.

        3.2   The Board (or a Committee designated by the Board) shall have the power, subject to and within the limitations of the express provisions of the Plan:

          3.2.1  To determine when and how Purchase Rights to purchase shares of Common Stock shall be granted and the provisions of each Offering of such Purchase Rights (which need not be identical);

          3.2.2  To designate from time to time which Related Corporations of the Company shall be eligible to participate in the Plan and which Employees of designated Related Corporations shall be eligible to participate in the Plan;

          3.2.3  To construe and interpret the Plan and Purchase Rights granted under the Plan, and to adopt, amend and rescind any rules and regulations which it deems desirable and appropriate for the administration of the Plan, to construe and interpret the provisions and supervise the administration of the Plan, to make factual determinations relevant to Plan entitlements and to take all action in connection with administration of the Plan as it deems necessary or advisable. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. Decisions of the Board shall be final and binding upon all Participants;

          3.2.4  To amend the Plan as provided in Section 15; and

          3.2.5  Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

        3.3   The Board may delegate administration of the Plan to a Committee of the Board composed of one (1) or more members of the Board. The Committee will serve for such period of time as the Board may specify. If the Board delegates administration to a Committee, then the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as the Board may adopt from time to time. The Committee shall have full power and authority to adopt, amend and rescind any rules and regulations which it deems desirable and appropriate for the proper administration of the Plan, to construe and interpret the provisions and supervise the administration of the Plan, to make factual determinations relevant to Plan entitlements and to take all action in connection with administration of the Plan as it deems necessary or advisable, consistent with the delegation from the Board. Decisions of the Board shall be final and binding upon all Participants.

        3.4   The Board may abolish or change the composition of the Committee at any time and, if abolished, revest in the Board the administration of the Plan. If the Board delegates administration to a Committee, then references to the Board in this Plan and in any Offering document shall thereafter be deemed to be the Committee, as appropriate.

        3.5   In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Company, members of the Board and of the Committee shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted under the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at his or her own expense to handle and defend the same.

4.    SHARES OF COMMON STOCK SUBJECT TO THE PLAN

        4.1   Subject to the provisions of Section 14, up to five hundred thousand (500,000) aggregate shares of Common Stock may be sold pursuant to Purchase Rights granted under the Plan. If the total number of shares which would otherwise be subject to options granted under the Plan on an Offering Date exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Board shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Board shall give written notice to each Participant of such reduction of the number of option shares affected thereby and shall similarly reduce the rate of payroll deductions, if necessary. If any Purchase Right granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such Purchase Right shall again become available for issuance under the Plan.

        4.2   The shares of Common Stock subject to the Plan may be unissued shares, authorized and issued shares held in the Company's treasury or Common Stock acquired on the open market at prevailing market prices or otherwise.

5.    GRANT OF PURCHASE RIGHTS; OFFERING

        5.1   The Board may from time to time grant or provide for the grant of Purchase Rights of Common Stock under the Plan to Eligible Employees in an Offering on an Offering Date or Offering Dates selected by the Board. Each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, which shall comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights to purchase shares of Common Stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 6 through 9, inclusive. Unless and until altered by the Board, each Offering shall be three (3) months in duration.

6.    ELIGIBILITY

        6.1   Purchase Rights may be granted only to Employees of the Company. Except as provided in Section 6.2, an Employee shall be ineligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company for such continuous period preceding such Offering Date as the Board may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, the Board may provide that no Employee shall be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee's customary employment with the Company is more than twenty (20) hours per week and more than five (5) months per calendar year.

        6.2   The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee shall, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right shall thereafter be deemed to be a part of that Offering. Such Purchase Right shall have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

          6.2.1  the date on which such Purchase Right is granted shall be the "Offering Date" of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

          6.2.2  the period of the Offering with respect to such Purchase Right shall begin on its Offering Date and end coincident with the end of such Offering; and

          6.2.3  the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she shall not receive any Purchase Right under that Offering.

        6.3   No Employee may participate in the Plan if, immediately after a Purchase Right is granted, the Employee owns, or is considered to own (within the meaning of Code Section 424(d)), Common Stock, including Common Stock which the Employee may purchase by conversion of convertible securities or under outstanding options granted by the Company, representing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company. For purposes of this Section 6.3, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and Common Stock which such Employee may purchase under all outstanding Purchase Rights and options shall be treated as stock owned by such Employee.

        6.4   As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights under the Plan only if such Purchase Rights do not permit such Eligible Employee's rights to purchase Common Stock of the Company to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such Purchase Rights are granted, and which, with respect to the Plan, shall be determined as of their respective Offering Dates) for each calendar year in which such Purchase Rights are outstanding at any time; for purposes of this limitation, there shall be counted only options to which Section 423 of the Code applies. For purposes of the Plan, an option is "granted" on a Participant's Offering Date. An option will expire upon the earlier to occur of (i) the termination of a Participant's participation in the Plan or such Offering; (ii) the grant of an option to such Participant on a subsequent Offering Date; or (iii) the termination of the Offering. This Section 6.4 shall be interpreted so as to comply with Code Section 423(b)(8).

        6.5   Officers of the Company, if they are otherwise Eligible Employees, shall be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly-compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate in the Offering.

7.    PURCHASE RIGHTS; PURCHASE PRICE

        7.1   On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding ten percent (10%) (or such greater or lesser percentage as determined by the Board prior to the commencement of an Offering) of such Employee's Eligible Earnings (as defined by the Board in each

Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering. Unless the Board expressly determines otherwise, an Eligible Employee may designate up to ten percent (10%) of his or her Eligible Earnings for an Offering to be applied to the purchase of shares of Common Stock in such Offering.

        7.2   The Board shall establish one Purchase Date during an Offering on which Purchase Rights granted under the Plan and pursuant to that Offering shall be exercised and purchases of shares of Common Stock shall be carried out in accordance with such Offering.

        7.3   In connection with each Offering made under the Plan, the Board may specify a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering. In connection with each Offering made under the Plan, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro-rata allocation of the shares of Common Stock available shall be made in as nearly a uniform manner as shall be practicable and equitable.

        7.4   Unless and until altered by the Board, the purchase price of shares of Common Stock acquired pursuant to Purchase Rights granted under the Plan shall be equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

8.    PARTICIPATION; WITHDRAWAL; TERMINATION

        8.1   An Eligible Employee may become a Participant in the Plan pursuant to an Offering by delivering an Authorization Form to the Company within the time specified in the Offering, in such form as the Company may provide. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board of such Participant's Eligible Earnings during the Offering. The payroll deductions made for each Participant shall be credited to a Participant's Account under the Plan and shall be deposited with the general funds of the Company. To the extent provided in the Offering, a Participant may reduce (including to zero), but may not, unless otherwise determined by the Board, increase such payroll deductions. To the extent provided in the Offering, a Participant may begin such payroll deductions after the beginning of the Offering. A Participant may make additional payments into his or her Account only if specifically provided for in the Offering and only if the Participant has not already had the maximum permitted amount withheld during the Offering. Notwithstanding any other provisions of the Plan to the contrary, in locations where local law prohibits payroll deductions, an eligible Employee may elect to participate through contributions to his or her Account under the Plan in a form acceptable to the Board.

        8.2   Under procedures and at times established by the Board, a Participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated payroll deductions and/or other contributions (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock for the Participant) under the Offering, without interest (unless otherwise specified in the Offering), such Participant's interest in that Offering shall be automatically terminated and no further payroll deductions and/or other contributions for the purchase of Common Stock will be made during the Offering. A Participant's withdrawal from an Offering shall have no effect upon such Participant's eligibility to participate in any other Offerings under the Plan, but such Participant shall be required to deliver a new Authorization Form in order to participate in subsequent Offerings under the Plan. The Company may establish rules pertaining to the timing of withdrawals, limiting the frequency with which Participants may withdraw and re-enroll in the Plan and may impose a waiting period on Participants wishing to re-enroll following withdrawal. Unless and until altered by the Board, a

Participant may elect to reduce his or her future payroll deductions at any time during an Offering but may not elect to increase his or her future payroll deductions during an Offering. Any elections shall be implemented by the Company within an administratively reasonable period of time.

        8.3   Purchase Rights granted pursuant to any Offering under the Plan shall terminate immediately upon a Participant ceasing to be an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company shall distribute to such terminated or otherwise ineligible Employee or, in the case of death, to the Participant's heirs or estate, all of his or her accumulated payroll deductions and/or other contributions (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock for the terminated or otherwise ineligible Employee) under the Offering, without interest (unless otherwise specified in the Offering). The Board may also establish rules regarding when leaves of absence or changes of employment status will be considered to be a termination of employment, including rules regarding transfer of employment among any of the Company's Related Corporations, and the Board may establish termination-of-employment procedures for this Plan that are independent of similar rules established under other benefit plans of the Company; provided that subject to Section 19, such procedures are not in conflict with the requirements of Section 423 of the Code.

        8.4   Neither payroll deductions or other contributions credited to a Participant's Account, nor any Purchase Rights granted under the Plan shall be transferable by a Participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in Section 13 and, during a Participant's lifetime, shall be exercisable only by such Participant. Any attempted assignment, transfer, pledge, or other disposition shall be null and void and without effect. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her Purchase Rights, other than as permitted by the Code, such act shall be treated as an election by the Participant to discontinue participation in the Plan pursuant to Section 8.2.

9.    EXERCISE

        9.1   On each Purchase Date during an Offering, each Participant's accumulated payroll deductions and/or other contributions specifically provided for in the Offering (without any increase for interest) shall be automatically applied to the purchase of shares of Common Stock up to the maximum number of shares of Common Stock permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of Purchase Rights granted under the Plan unless specifically provided for in the Offering. The Company or its designee may make such provisions and take such action as it deems necessary or appropriate for the withholding of taxes or other amounts which the Company is required to withhold by applicable law. Each Participant, however, shall be responsible for payment of all individual tax liabilities arising under the Plan. The shares of Common Stock purchased upon exercise of an option hereunder shall be considered for tax purposes to be sold to the Participant on the Purchase Date. During his or her lifetime, a Participant's option to purchase shares of Common Stock hereunder is exercisable only by him or her.

        9.2   If any amount of accumulated payroll deductions and/or other contributions remains in a Participant's Account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one share of Common Stock on the Purchase Date of an Offering, then such remaining amount shall be held in each such Participant's Account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from such next Offering, as provided in Section 8.2, or is not eligible to participate in such Offering, as provided in Section 6, in which case such amount shall be distributed to the Participant after such Purchase Date, without interest (unless otherwise specified in the Offering).

        9.3   No Purchase Rights granted under the Plan may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign, and other securities and other laws applicable to the Plan. If, on a Purchase Date during any Offering hereunder the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights granted under the Plan or any Offering shall be exercisable on such Purchase Date. If, on the Purchase Date under any Offering hereunder, the shares of Common Stock are not registered and the Plan is not in such compliance, options granted under the Plan which are not in compliance shall not be exercisable and all payroll deductions and/or other contributions accumulated during the Offering shall be returned to the Participants, without interest. The provisions of this Section 9.3 shall comply with the requirements of Section 423(b)(5) of the Code to the extent applicable.

        As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

        9.4   As soon as practicable after the exercise of an option, the Company shall deliver to the Participant a record of the Common Stock purchased and the balance of any amount of payroll deductions and/or other contributions credited to the Participant's Account not used for the purchase, except as specified below. The Board may permit or require that shares be deposited directly with a broker designated by the Board or to a designated agent of the Company, and the Board may utilize electronic or automated methods of share transfer. The Board may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. The Company shall retain the amount of payroll deductions and/or other contributions used to purchase Common Stock as full payment for the Common Stock and the Common Stock shall then be fully paid and non-assessable. No Participant shall have any voting, dividend, or other stockholder rights with respect to shares subject to any option granted under the Plan until the shares subject to the option have been purchased and delivered to the Participant as provided in this Section 9. The Board may in its discretion direct the Company to retain in a Participant's Account for the subsequent Offering any payroll deductions which are not sufficient to purchase a whole share of Common Stock or return such amount to the Participant. Any other amounts left over in a Participant's Account after a Purchase Date shall be returned to the Participant.

10.    COVENANTS OF THE COMPANY

        10.1   During the terms of the Purchase Rights granted under the Plan, the Company shall ensure that the amount of shares of Common Stock required to satisfy such Purchase Rights are available.

        10.2   The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the Purchase Rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of shares of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell shares of Common Stock upon exercise of such Purchase Rights unless and until such authority is obtained.

11.    USE OF PROCEEDS FROM SHARES OF COMMON STOCK

        Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights granted under the Plan shall constitute general funds of the Company.

12.    RIGHTS AS A STOCKHOLDER

        A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights granted under the Plan unless and until the Participant's shares of Common Stock acquired upon exercise of Purchase Rights granted under the Plan are recorded in the books of the Company (or its transfer agent).

13.    DESIGNATION OF BENEFICIARY

        13.1   A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash, if any, from the Participant's Account under the Plan in the event of such Participant's death subsequent to the end of an Offering but prior to delivery to the Participant of such shares of Common Stock or cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's Account under the Plan in the event of such Participant's death during an Offering. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective, to the extent required by local law.

        13.2   The Participant (and if required under the preceding sentence, his or her spouse) may change such designation of beneficiary at any time by written notice. Subject to local legal requirements, in the event of a Participant's death and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate. The provisions of this Section 13.2 shall in no event require the Company to violate local law, and the Company shall be entitled to take whatever action it reasonably concludes is desirable or appropriate in order to transfer the assets allocated to a deceased Participant's Account in compliance with local law.

14.    ADJUSTMENTS UPON CHANGES IN SECURITIES; CORPORATE TRANSACTIONS

        14.1   Subject to any required action by the stockholders of the Company, if any change is made in the shares of Common Stock, subject to the Plan, or subject to any Purchase Right, without the receipt of consideration by the Company (through merger, consolidation, spin-off, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, reverse stock split, liquidating dividend, combination or reclassification of shares (including any such change in the number of shares of Common Stock effected in connection with a change in domicile of the Company), exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan shall be equitably adjusted in the type(s), class(es) and maximum number of shares of Common Stock subject to the Plan pursuant to Section 4.1, and the outstanding Purchase Rights granted under the Plan shall be appropriately adjusted in the type(s), class(es), number of shares and purchase limits of such outstanding Purchase Rights. The Board shall make such adjustments, and take any further actions which, in the exercise of its discretion, may be necessary or appropriate under the circumstances, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

        14.2   In the event of a Corporate Transaction, then: (i) any surviving or acquiring corporation may continue or assume Purchase Rights outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to stockholders in the Corporate Transaction) for those outstanding under the Plan, or (ii) if any surviving or acquiring corporation does not assume such Purchase Rights or does not substitute similar rights for Purchase Rights outstanding under the Plan, then, the Participants' accumulated payroll deductions and/or other contributions (exclusive of any accumulated interest that cannot be applied toward the purchase of shares of Common Stock under the terms of the Offering) shall be used to purchase shares of Common Stock immediately prior to the Corporate Transaction under the ongoing Offering, and the Participants' Purchase Rights under the ongoing Offering shall terminate immediately after such purchase.

        14.3   In the event of the proposed liquidation or dissolution of the Company, the Offering will terminate immediately prior to the consummation of such proposed transaction, unless otherwise provided by the Board in its sole discretion, and all outstanding options shall automatically terminate and the amounts of all payroll deductions and/or other contributions will be refunded without interest to the Participants.

15.    AMENDMENT OF THE PLAN

        15.1   The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 14 relating to adjustments upon changes in securities and except as to amendments solely to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favorable tax, exchange or market control, or regulatory treatment for Participants or the Company, no amendment to the Plan shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 423 of the Code or other applicable laws or regulations, including the rules and regulations of the applicable exchange or market.

        15.2   It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or Purchase Rights granted under the Plan into compliance therewith.

        15.3   The rights and obligations under any Purchase Rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws or regulations, or (iii) as necessary to ensure that the Plan and/or Purchase Rights granted under the Plan comply with the requirements of Section 423 of the Code.

16.    TERMINATION OR SUSPENSION OF THE PLAN

        16.1   The Board in its discretion may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time that all of the shares of Common Stock reserved for issuance under the Plan, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

        16.2   Any benefits, privileges, entitlements, and obligations under any Purchase Rights granted under the Plan while the Plan is in effect shall not be impaired by suspension or termination of the Plan prior to the end of the Offering in which such suspension or termination occurs except (i) as expressly provided in the Plan or with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, regulations, or listing requirements, or (iii) as necessary to ensure that the Plan and/or Purchase Rights granted under the Plan comply with the requirements of Section 423 of the Code.

17.    EFFECTIVE DATE OF THE PLAN

        The Plan shall become effective as determined by the Board, but no Purchase Rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.

18.    MISCELLANEOUS PROVISIONS

        18.1   The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering shall in any way alter the at-will nature of a Participant's employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company, or on the part of the Company to continue the employment of a Participant.

19.    BOARD RULES FOR FOREIGN JURISDICTIONS

        The Board may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Board is specifically authorized to adopt rules and procedures regarding handling of payroll deductions and/or other contributions by Participants, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates, which vary with local requirements; however, if such varying provisions are not in accordance with the provisions of Section 423(b) of the Code, including, but not limited to, the requirement of Section 423(b)(5) of the Code that all options granted under the Plan shall have the same rights and privileges unless otherwise provided under the Code and the regulations promulgated thereunder, then the individuals affected by such varying provisions shall be deemed to be participating under a sub-plan and not the Plan. The Board may also adopt sub-plans applicable to particular Related Corporations or locations, which sub-plans may be designed to be outside the scope of Code section 423. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 4, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

20.    REPORTS

        Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions and/or other contributions, the Purchase Price, the number of shares of Common Stock purchased, and the remaining cash balance, if any.

21.    NOTICES

        All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.    ADDITIONAL RESTRICTIONS OF RULE 16b-3

        The terms and conditions of options granted hereunder to, and the purchase of shares of Common Stock by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares of Common Stock issued upon exercise thereof shall be subject to, such additional conditions and restrictions, if any, as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

23.    GOVERNING LAW

        This Plan shall be governed by applicable laws of the State of Nevada and applicable federal law.

24.    MISCELLANEOUS

        (a)   Notwithstanding anything to the contrary contained herein, no interest shall accrue on the payroll deductions and/or other contributions of a Participant in the Plan unless otherwise required under applicable laws, in which case any Employees affected by such applicable laws shall be deemed to be participating in a sub-plan, unless the Board or the Committee otherwise expressly provides that such Employees shall be treated as participating in the Plan.

        (b)   Notwithstanding anything to the contrary contained herein, all payroll deductions and/or other contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll reductions and/or other contributions unless otherwise required under applicable laws.

Appendix C

AMENDMENT NUMBER FOUR
TO THE BALLY TECHNOLOGIES, INC.
AMENDED AND RESTATED
2001 LONG TERM INCENTIVE PLAN

        WHEREAS, Bally Technologies, Inc., a Nevada corporation formerly known as Alliance Gaming Corporation (the "Company"), maintains the Bally Technologies, Inc. Amended and Restated 2001 Long Term Incentive Plan, as amended (the "Plan"); and

        WHEREAS, the Company is authorized to amend the Plan pursuant to Section 18 thereof.

        NOW, THEREFORE, the Plan is hereby amended as follows:

        1.     That the first sentence of section 3 of the Plan is amended by replacing 10,550,000 with 12,050,000, so that the first sentence of section 3, as amended, reads in its entirety as follows:

    "Limitation on Number of Shares.    The number of shares which may at any time be made subject to options or Stock Appreciation Rights, or which may be issued upon the exercise of options or Stock Appreciation Rights granted under the Plan or made subject to grants of restricted stock or restricted stock units, is limited to an aggregate of 12,050,000 shares of the common stock, $.10 par value, of the Company (the "Stock").

        2.     That the third sentence of section 13 of the Plan is amended by replacing 900,000 with 1,400,000, so that the third sentence of section 13, as amended, reads in its entirety as follows:

    No more than 1,400,000 shares of Stock may be granted as Awards of restricted stock or restricted stock units.

C-1

BALLY TECHNOLOGIES, INC.

6601 South Bermuda Road

Las Vegas, NV 89119

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                The undersigned hereby appoints Robert Caller and Mark Lerner as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Bally Technologies, Inc., held of record by the undersigned on December 31, 2007, at the Annual Meeting of Stockholders to be held at the Company’s headquarters located at 6601 South Bermuda Road, Las Vegas, Nevada, on February 22, 2008 at 11:00 a.m. local time, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

BALLY TECHNOLOGIES, INC.

February 22, 2008

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

â Please detach along perforated line and mail in the envelope provided. â

20230300300000000000 1	022208

THE BOARD OF DIRECTORS RECOMMENDS AVOTE “FOR” THE ELECTION OF EACH
OF THE NOMINEES FOR DIRECTOR AND “FOR” PROPOSALS 2 THROUGH 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:				FOR	AGAINST	ABSTAIN
		NOMINEES:	2. To approve the Bally Technologies, Inc. 2008 Employee Stock Purchase Plan.	☐	☐	☐
☐	FOR ALL NOMINEES	¡ Jacques André
☐ ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	¡ Richard Haddrill

3. To approve an amendment to the Company’s Amended and Restated 2001 Long Term Incentive Plan, as amended, to increase the number of shares of Bally common stock  issuable thereunder by 1,500,000 shares.

				☐	☐	☐

			4. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2008.	☐	☐	☐

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR BOTH NOMINEES AND FOR PROPOSALS 2, 3 AND 4.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

INTRODUCTION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Proposal No. 1: ELECTION OF DIRECTORS
BOARD OF DIRECTORS
Proposal No. 2: APPROVAL OF THE BALLY TECHNOLOGIES, INC. 2008 EMPLOYEE STOCK PURCHASE PLAN
Proposal No. 3: APPROVAL OF AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED 2001 LONG TERM INCENTIVE PLAN, AS AMENDED
Proposal No. 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR
ADDITIONAL INFORMATION
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS
Independence Guidelines
Bally Technologies, Inc. 2008 Employee Stock Purchase Plan
AMENDMENT NUMBER FOUR TO THE BALLY TECHNOLOGIES, INC. AMENDED AND RESTATED 2001 LONG TERM INCENTIVE PLAN